                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    CONNOISSEUR COMMUNICATIONS PARTNERS, L.P.
                            CONTINUITY PARTNERS, L.P.
                   CONNOISSEUR COMMUNICATIONS OF CANTON, L.P.
                 CONNOISSEUR COMMUNICATIONS OF EVANSVILLE, L.P.
                    CONNOISSEUR COMMUNICATIONS OF FLINT, L.P.
                CONNOISSEUR COMMUNICATIONS OF MERCER COUNTY, L.P.
                  CONNOISSEUR COMMUNICATIONS OF MUSKEGON, L.P.
                 CONNOISSEUR COMMUNICATIONS OF QUAD CITIES, L.P.
                  CONNOISSEUR COMMUNICATIONS OF ROCKFORD, L.P.
                   CONNOISSEUR COMMUNICATIONS OF SAGINAW, L.P.
                  CONNOISSEUR COMMUNICATIONS OF WATERLOO, L.P.
                 CONNOISSEUR COMMUNICATIONS OF YOUNGSTOWN, L.P.

                        ABRY BROADCAST PARTNERS III, L.P.

                                       AND

                           CUMULUS BROADCASTING, INC.



                          DATED AS OF NOVEMBER 29, 1999

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE ITERMINOLOGY.........................................................................2
        1.1    ABRY/CONNOISSEUR..............................................................2
        1.2    ABRY/CONNOISSEUR OPTION.......................................................2
        1.3    ABRY/CONNOISSEUR OPTION EXERCISE PRICE........................................2
        1.4    ABRY/CONTINUITY...............................................................2
        1.5    ABRY/CONTINUITY OPTION........................................................3
        1.6    ABRY/CONTINUITY OPTION EXERCISE PRICE.........................................3
        1.7    ABRY/CONNOISSEUR UNDIVIDED INTEREST...........................................3
        1.8    ABRY/CONTINUITY UNDIVIDED INTEREST............................................3
        1.9    ACCOUNTS RECEIVABLE...........................................................3
        1.10   ACCRETION AMOUNT..............................................................3
        1.11   ACQUISITION ADJUSTMENT AMOUNT.................................................3
        1.12   ACT...........................................................................3
        1.13   ADJUSTMENT AMOUNT.............................................................3
        1.14   ADJUSTMENT LIST...............................................................3
        1.15   ASSUMED OBLIGATIONS...........................................................3
        1.16   BANKRUPTCY LAW................................................................3
        1.17   BASE PURCHASE PRICE...........................................................3
        1.19   BROKERAGE FEE.................................................................4
        1.20   BROKERAGE FEE STATEMENT.......................................................4
        1.21   BUSINESS DAY..................................................................4
        1.22   BUYER'S THRESHOLD LIMITATION..................................................4
        1.23   CLOSING.......................................................................4
        1.24   CLOSING DATE..................................................................4
        1.25   CLOSING EFFECTIVE TIME........................................................4
        1.26   COLLECTION PERIOD.............................................................4
        1.27   COMPETITION LAW...............................................................4
        1.28   CONSENT.......................................................................4
        1.29   CONSENT-PENDING CONTRACT......................................................4
        1.30   CONTINUING LIEN...............................................................4
        1.31   CONTRACT......................................................................5
        1.32   CONTRIBUTION AGREEMENTS.......................................................5
        1.33   DISPUTED RECEIVABLE...........................................................5
        1.34   DOCUMENTS.....................................................................5
        1.35   DOJ...........................................................................5
        1.36   DROP-DEAD DATE................................................................5
        1.40   ENVIRONMENTAL LAWS............................................................5
        1.41   ENVIRONMENTAL LIEN............................................................6
        1.42   EQUITY SECURITIES.............................................................6

        1.43   EXCLUDED ASSETS...............................................................6
        1.45   EXCLUSIVE EMPLOYEE............................................................6
        1.46   FCC...........................................................................6
        1.47   FCC CONSENTS..................................................................6
        1.48   FCC LICENSES..................................................................6
        1.49   FINAL ACTION..................................................................6
        1.50   FTC...........................................................................6
        1.51   GOVERNMENTAL ENTITY...........................................................6
        1.52   HART-SCOTT-RODINO ACT.........................................................6
        1.53   HAZARDOUS MATERIALS...........................................................7
        1.54   HEADQUARTERS OPERATIONS.......................................................7
        1.55   INDEMNIFICATION FUNDS.........................................................7
        1.56   INDEMNIFIED PARTY.............................................................7
        1.57   INDEMNIFYING PARTY............................................................7
        1.58   INTANGIBLE PERSONAL PROPERTY..................................................7
        1.59   IRS...........................................................................7
        1.60   KNOWN BREACH..................................................................7
        1.61   LATEST BALANCE SHEET..........................................................7
        1.62   LATEST INCOME STATEMENT.......................................................7
        1.63   LAW...........................................................................7
        1.64   LEASED REAL PROPERTY..........................................................7
        1.65   LEASES........................................................................7
        1.66   LIEN..........................................................................8
        1.67   LMA...........................................................................8
        1.68   LMA COMMENCEMENT DATE.........................................................8
        1.69   LOSSES........................................................................8
        1.70   MATERIAL ADVERSE CHANGE OR EFFECT.............................................8
        1.71   NON-COMPETITION AGREEMENT.....................................................8
        1.72   OLD ACCOUNTS RECEIVABLE.......................................................8
        1.73   OLD ACCOUNTS RECEIVABLE PRICE.................................................8
        1.74   OPTION EXERCISE PRICE.........................................................8
        1.75   OPTIONS.......................................................................9
        1.76   OSHA LAWS.....................................................................9
        1.77   OWNED REAL PROPERTY...........................................................9
        1.78   PERMITS.......................................................................9
        1.79   PERMITTED LIEN................................................................9
        1.80   PERSON........................................................................9
        1.81   POST-CLOSING ESCROW AGENT.....................................................9
        1.82   POST-CLOSING ESCROW AGREEMENT.................................................9
        1.83   PRE-CLOSING ESCROW AGENT......................................................9
        1.84   PRE-CLOSING ESCROW AGREEMENT.................................................10
        1.85   PURCHASE PRICE...............................................................10

        1.86   REAL PROPERTY................................................................10
        1.87   ROCKFORD ESCROW ACCOUNT......................................................10
        1.88   ROCKFORD PURCHASE AGREEMENT..................................................10
        1.89   RULES AND REGULATIONS........................................................10
        1.90   SALE ASSETS..................................................................10
        1.91   SELLERS' LIQUIDATED DAMAGES AMOUNT...........................................10
        1.92   STATION AGREEMENTS...........................................................10
        1.93   STATIONS.....................................................................10
        1.94   SURVIVAL PERIOD..............................................................10
        1.95   TANGIBLE PERSONAL PROPERTY...................................................10
        1.96   TAX..........................................................................10
        1.97   TAX CODE.....................................................................11
        1.98   TAX RETURN...................................................................11
        1.99   THIRD PARTY CLAIM............................................................11

ARTICLE IIPURCHASE AND SALE.................................................................11
        2.1    SALE ASSETS..................................................................11
        2.2    EXCLUDED ASSETS..............................................................12
        2.3    ASSUMPTION OF LIABILITIES AND OBLIGATIONS....................................14
        2.4    EARNEST MONEY................................................................15
        2.5    TRANSACTIONS AND PURCHASE PRICE..............................................16
        2.6    ALLOCATION OF PURCHASE PRICE.................................................17
        2.7    ADJUSTMENT OF PURCHASE PRICE.................................................18
        2.8    OLD ACCOUNTS RECEIVABLE AND PAYMENT OF OLD ACCOUNTS RECEIVABLE PRICE.........19
        2.9    MATTERS CONCERNING THE LMA...................................................20

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF
        CONNOISSEUR SELLERS.................................................................20
        3.1    ORGANIZATION AND GOOD STANDING...............................................21
        3.2    AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS................................21
        3.3    ABSENCE OF CONFLICTS.........................................................21
        3.4    GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES..........................22
        3.5    SALE ASSETS..................................................................22
        3.6    TANGIBLE AND INTANGIBLE PERSONAL PROPERTY....................................22
        3.7    REAL PROPERTY................................................................23
        3.8    FCC LICENSES.................................................................24
        3.9    STATION AGREEMENTS...........................................................25
        3.10   LITIGATION...................................................................26
        3.11   LABOR MATTERS................................................................26
        3.12   COMPLIANCE WITH LAW..........................................................27
        3.13   ENVIRONMENTAL MATTERS; OSHA..................................................27
        3.14   INSOLVENCY...................................................................28
        3.15   BROKER'S OR FINDER'S FEES....................................................28
        3.16   INSURANCE....................................................................28
        3.17   TAXES........................................................................28

        3.18   FINANCIAL INFORMATION........................................................28
        3.19   CERTAIN CHANGES..............................................................28
        3.20   PERSONNEL INFORMATION........................................................29
        3.21   EMPLOYEE BENEFIT PLANS.......................................................29

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF ABRY............................................29
        4.1    ORGANIZATION AND GOOD STANDING...............................................29
        4.2    AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS................................29
        4.3    ABSENCE OF CONFLICTS.........................................................30
        4.4    GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES..........................30
        4.5    CONTRIBUTION AGREEMENTS......................................................30
        4.6    LITIGATION...................................................................30

ARTICLE VREPRESENTATIONS AND WARRANTIES OF BUYER............................................31
        5.1    ORGANIZATION AND GOOD STANDING...............................................31
        5.2    AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS................................31
        5.3    ABSENCE OF CONFLICTS.........................................................31
        5.4    GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES..........................31
        5.5    QUALIFICATION................................................................32
        5.6    FINANCIAL ABILITY............................................................32
        5.7    BROKER'S OR FINDER'S FEES....................................................32
        5.8    LITIGATION...................................................................32

ARTICLE VITRANSACTIONS PRIOR TO THE CLOSING DATE............................................33
        6.1    CONDUCT OF THE STATIONS' BUSINESS PRIOR TO THE CLOSING DATE..................33
        6.2    GOVERNMENTAL CONSENTS........................................................35
        6.3    OTHER CONSENTS...............................................................36
        6.4    CONFIDENTIALITY; PRESS RELEASE...............................................36
        6.5    REASONABLE EFFORTS...........................................................37
        6.6    ACCESS AND INFORMATION.......................................................37
        6.7    EMPLOYEES....................................................................38
        6.8    BUYER'S INVESTIGATION AND SELLERS' REMEDIATION...............................38

ARTICLE VIICONDITIONS PRECEDENT TO THE OBLIGATIONS
        OF BUYER TO CLOSE...................................................................40
        7.1    ACCURACY OF REPRESENTATIONS AND WARRANTIES...................................40
        7.2    PERFORMANCE OF AGREEMENTS....................................................40
        7.3    FCC AND OTHER CONSENTS.......................................................40
        7.4    ADVERSE PROCEEDINGS..........................................................41
        7.5    DELIVERY OF CLOSING DOCUMENTS................................................41
        7.6    OTHER DOCUMENTS..............................................................41
        7.7    NON-COMPETITION AGREEMENT....................................................41

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
        7.8    CONSENTS.....................................................................41

ARTICLE VIIICONDITIONS PRECEDENT OF THE OBLIGATION
        OF SELLERS TO CLOSE.................................................................41
        8.1    ACCURACY OF REPRESENTATIONS AND WARRANTIES...................................41
        8.2    PERFORMANCE OF AGREEMENTS....................................................42
        8.3    FCC AND OTHER CONSENTS.......................................................42
        8.4    ADVERSE PROCEEDINGS..........................................................42
        8.5    DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE.............................42
        8.6    OTHER DOCUMENTS..............................................................42

ARTICLE IXCLOSING...........................................................................43
        9.1    TIME AND PLACE...............................................................43
        9.2    DELIVERIES TO BUYER BY SELLERS...............................................43
        9.3    DELIVERIES TO SELLERS BY BUYER...............................................44

ARTICLE XSURVIVAL OF REPRESENTATIONS AND
        WARRANTIES; INDEMNIFICATION.........................................................45
        10.1   SURVIVAL OF REPRESENTATION AND WARRANTIES....................................45
        10.2   EXCLUSIVITY OF REMEDY........................................................45
        10.3   INDEMNIFICATION BY SELLERS...................................................46
        10.4   INDEMNIFICATION BY ABRY......................................................47
        10.5   INDEMNIFICATION BY BUYER.....................................................47
        10.6   INDEMNIFICATION PROCEDURES...................................................48
        10.7   INDEMNITY PAYMENTS...........................................................48

ARTICLE XITERMINATION.......................................................................49
        11.1   TERMINATION..................................................................49
        11.2   OBLIGATIONS UPON TERMINATION.................................................50
        11.3   TERMINATION NOTICE...........................................................52

ARTICLE XIICASUALTY.........................................................................52

ARTICLE XIIICONTROL OF STATIONS.............................................................53

ARTICLE XIVMISCELLANEOUS....................................................................53
        14.1   FURTHER ACTIONS..............................................................53
        14.2   ACCESS AFTER THE CLOSING DATE................................................53
        14.3   PAYMENT OF EXPENSES..........................................................54
        14.4   SPECIFIC PERFORMANCE.........................................................54
        14.5   NOTICES......................................................................55
        14.6   ENTIRE AGREEMENT.............................................................56
        14.7   BINDING EFFECT; BENEFITS.....................................................56
        14.8   ASSIGNMENT...................................................................56
        14.9   GOVERNING LAW................................................................57



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
        14.10  AMENDMENTS AND WAIVERS.......................................................57
        14.11  SEVERABILITY.................................................................57
        14.12  HEADINGS.....................................................................57
        14.13  COUNTERPARTS.................................................................57
        14.14  REFERENCES...................................................................57
        14.15  SCHEDULES AND EXHIBITS.......................................................57
        14.16  WAIVER OF JURY TRIAL.........................................................57
        14.17  NO STRICT CONSTRUCTION.......................................................57
        14.18  ARBITRATION..................................................................58
        14.19  EXCLUSIVITY..................................................................59
        14.20  INTERPRETATION...............................................................59

                                LIST OF EXHIBITS

               A      Post-Closing Escrow Agreement
               B      Pre-Closing Escrow Agreement
               C      Non-Competition Agreement
               D      Excluded Contracts

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is dated as of November 29, 1999, by and among Connoisseur Communications Partners, L.P., a Delaware limited partnership ("Connoisseur Holdings"), Continuity Partners, L.P., a Delaware limited partnership ("Continuity"), Connoisseur Communications of Canton, L.P., a Delaware limited partnership ("Connoisseur Canton"), Connoisseur Communications of Evansville, L.P., a Delaware limited partnership ("Connoisseur Evansville"), Connoisseur Communications of Flint, L.P., a Delaware limited partnership ("Connoisseur Flint"), Connoisseur Communications of Mercer County, L.P., a Delaware limited partnership ("Connoisseur Mercer"), Connoisseur Communications of Muskegon, L.P., a Delaware limited partnership ("Connoisseur Muskegon"), Connoisseur Communications of Quad Cities, L.P., a Delaware limited partnership ("Connoisseur Quad Cities"), Connoisseur Communications of Rockford, L.P., a Delaware limited partnership ("Connoisseur Rockford"), Connoisseur Communications of Saginaw, L.P., a Delaware limited partnership ("Connoisseur Saginaw"), Connoisseur Communications of Waterloo, L.P., a Delaware limited partnership ("Connoisseur Waterloo"), Connoisseur Communications of Youngstown, L.P., a Delaware limited partnership ("Connoisseur Youngstown" and, together with Connoisseur Holdings, Continuity, Connoisseur Canton, Connoisseur Evansville, Connoisseur Flint, Connoisseur Mercer, Connoisseur Muskegon, Connoisseur Quad Cities, Connoisseur Rockford, Connoisseur Saginaw and Connoisseur Waterloo, the "Connoisseur Sellers"), ABRY Broadcast Partners III, L.P., a Delaware limited partnership ("ABRY" and together with the Connoisseur Sellers, the "Sellers") and Cumulus Broadcasting, Inc., a Nevada corporation ("Buyer").

     Certain capitalized terms used in this Agreement are defined in Article I below.

                                    RECITALS:

     1. Each Connoisseur Seller owns and/or programs or brokers the radio station(s) set forth opposite such Seller's name on Schedule 1 attached hereto (hereinafter sometimes referred to as the "Stations").

     2. Buyer desires to acquire substantially all the assets of the Stations owned by Connoisseur Sellers, and the Connoisseur Sellers are willing to sell and assign such assets to Buyer, upon the terms set forth in this Agreement.

     3. The acquisition of the Stations is subject to prior approval of the Federal Communications Commission and the other conditions set forth in this Agreement.

     4. On the date of this Agreement, ABRY/Connoisseur is a partner of Connoisseur Holdings, and ABRY/Continuity is a partner of Continuity. ABRY holds the ABRY/Connoisseur Option, which gives ABRY the right to acquire ABRY/Connoisseur's interest in Connoisseur Holdings, and the ABRY/Continuity Option, which gives ABRY the right to acquire ABRY/Continuity's interest in Continuity.

     5. Prior to the Closing, Connoisseur Holdings will redeem the partnership interest held by ABRY/Connoisseur in consideration for the transfer to it of an undivided ownership interest in the Sale Assets to be acquired by Buyer (the "ABRY/Connoisseur Undivided Interest"), whereupon the ABRY/Connoisseur Option will constitute an option to acquire the ABRY/Connoisseur Undivided Interest. In addition, Continuity will redeem the partnership interest held by ABRY/Continuity in consideration for the transfer to it of an undivided ownership interest in the Sale Assets to be acquired by Buyer (the "ABRY/Continuity Undivided Interest"), whereupon the ABRY/Continuity Option will constitute an option to acquire the ABRY/Continuity Undivided Interest.

     6. At the Closing under the Agreement, subject to the satisfaction of the conditions set forth in Articles VII and VIII, the following transactions will occur: (i) Buyer will purchase from ABRY the ABRY/Connoisseur Option and the ABRY/Continuity Option, (ii) Buyer will purchase from the Connoisseur Sellers the interest in the Sale Assets owned by them, (iii) Buyer will exercise the ABRY/Connoisseur Option, thereby acquiring from ABRY/Connoisseur the ABRY/Connoisseur Undivided Interest in the Sale Assets, and (iv) Buyer will exercise the ABRY/Continuity Option, thereby acquiring from ABRY/Continuity the ABRY/Continuity Undivided Interest in the Sale Assets. By means of the transactions described in clauses (i), (ii), (iii) and (iv) above, Buyer will acquire all of the Sale Assets and all of Sellers' interest in and to the Sale Assets, as described in further detail in this Agreement. From and after the time of the Closing, the term "Connoisseur Sellers" shall include each of ABRY/Connoisseur and ABRY/Continuity, and ABRY will cause each of ABRY/Connoisseur and ABRY/Continuity to take such actions as are required of it pursuant to this Agreement and the other Documents as a Connoisseur Seller.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Sellers and Buyer hereby agree as follows:

                                    ARTICLE I

                                   TERMINOLOGY

     The following capitalized terms shall have the following respective meanings in this Agreement:

     1.1   ABRY/CONNOISSEUR. ABRY/Connoisseur, Inc., a Delaware corporation.

     1.2 ABRY/CONNOISSEUR OPTION. The Option described in the Contribution Agreement dated as of March 26, 1997 between ABRY and ABRY/Connoisseur.

     1.3 ABRY/CONNOISSEUR OPTION EXERCISE PRICE. The Exercise Price described in the

Contribution Agreement dated as of March 26, 1997 between ABRY and ABRY/Connoisseur.

     1.4   ABRY/CONTINUITY. ABRY/Continuity, Inc., a Delaware corporation.
     1.5 ABRY/CONTINUITY OPTION. The Option described in the Contribution Agreement dated as of March 26, 1997 between ABRY and ABRY/Continuity.

     1.6 ABRY/CONTINUITY OPTION EXERCISE PRICE. The Exercise Price described in the Contribution Agreement dated as of March 26, 1997 between ABRY and ABRY/Continuity.

     1.7 ABRY/CONNOISSEUR UNDIVIDED INTEREST. Such term shall have the meaning provided in Recital 5 hereof.

     1.8 ABRY/CONTINUITY UNDIVIDED INTEREST. Such term shall have the meaning provided in Recital 5 hereof.

     1.9   ACCOUNTS RECEIVABLE. Such term shall have the meaning provided in
Section 2.1(i).

     1.10 ACCRETION AMOUNT. An amount equal to the sum of the "First Component" and the "Second Component" described below. The "First Component" is an amount that initially is $0 and that increases through and including the Closing Date as follows: (a) from the date of this Agreement through and including November 30, 1999, the First Component will not increase; (b) from and including December 1, 1999 and through and including December 31, 1999, the First Component will increase on a daily basis at the rate of $1,452,000 per annum; (c) from and including January 1, 2000 and through and including March 31, 2000, the First Component will increase on a daily basis at the rate of $4,840,000 per annum; and (d) on and after April 1, 2000, the First Component will increase on a daily basis at the rate of $12,100,000 per annum. The "Second Component" will be equal to $685,667. Notwithstanding the foregoing, if the LMA Commencement Date does not occur prior to the Closing, then the Accretion Amount will be $0.

     1.11 ACQUISITION ADJUSTMENT AMOUNT. $4,700,000, but only in the event that the acquisition contemplated by the Rockford Purchase Agreement has not been consummated prior to the Closing (i.e., the Acquisition Adjustment Amount will be zero if such acquisition has been consummated as of the Closing).

     1.12  ACT. The Communications Act of 1934, as amended.

     1.13 ADJUSTMENT AMOUNT. The aggregate net amount by which Buyer's and Sellers' respective accounts are to be credited or charged pursuant to Section 2.7(a).

     1.14 ADJUSTMENT LIST. As provided in Section 2.7, an itemized list of all sums to be credited or charged against the respective accounts of Buyer and Sellers.

     1.15  ASSUMED OBLIGATIONS. Such term shall have the meaning provided in
Section 2.3.

     1.16 BANKRUPTCY LAW. Such term shall have the meaning provided in Section 3.14.

     1.17  BASE PURCHASE PRICE. Such term shall have the meaning provided in
Section 2.5(a).

     1.18  BROKER. Such term shall have the meaning provided in the LMA.

     1.19  BROKERAGE FEE. Such term shall have the meaning provided in the LMA.

     1.20 BROKERAGE FEE STATEMENT. A statement prepared by Buyer setting forth in reasonable detail Buyer's computation of the Brokerage Fee.

     1.21 BUSINESS DAY. Any calendar day, excluding Saturdays and Sundays, on which the FCC's offices in Washington, D.C. are regularly open for business.

     1.22 BUYER'S THRESHOLD LIMITATION. As provided in Section 10.3(b), the dollar amount for the aggregate of Losses that must be incurred by Buyer before Connoisseur Sellers shall be obligated to indemnify Buyer in respect of matters described in Subsection 10.3(a). The Buyer's Threshold Limitation shall be Two Hundred Thousand Dollars ($200,000.00) for all such Losses in the aggregate.

     1.23 CLOSING. The closing with respect to the purchases and sales contemplated by this Agreement.

     1.24  CLOSING DATE. The date determined as the Closing Date as provided in
Section 9.1.

     1.25  CLOSING EFFECTIVE TIME. Such term shall have the meaning provided in
Section 2.7(a).

     1.26  COLLECTION PERIOD. Such term shall have the meaning provided in
Section 2.8.

     1.27 COMPETITION LAW. Any Law concerning or relating to antitrust, competition or market concentration, including without limitation the Hart-Scott-Rodino Act and the FCC's multiple ownership rules.

     1.28 CONSENT. Any consent, order, approval, clearance, authorization or other action of, or any declaration or filing with or notice to or other action by or with respect to, any Governmental Entity or any other Person which is required for any of the execution, delivery or performance of this Agreement or any other Document, the consummation of any transaction contemplated by this Agreement or any other Document, or the conduct of the business of any Station, whether such requirement arises pursuant to any Law, Contract, Lease or otherwise.

     1.29 CONSENT-PENDING CONTRACT. Such term shall have the meaning provided in Section 2.3(c).

     1.30  CONTINUING LIEN. Any Lien described in clauses (i), (ii), (iv), (v),
(vi), (vii) or (viii) of the definition of the term "Permitted Lien."

     1.31 CONTRACT. Any written agreement, instrument, or employee benefit or welfare plan (in each case, including any extension, renewal, amendment or other modification thereof) (other than a Lease) to which any Connoisseur Seller is a party or by which it is bound or to which it or any Sale Asset is subject or which pertains to the business or properties of any Connoisseur Seller or any Station.

     1.32 CONTRIBUTION AGREEMENTS. The Contribution Agreements dated as of March 26, 1997 between ABRY and each of ABRY/Connoisseur and ABRY/Continuity.

     1.33  DISPUTED RECEIVABLE. Such term shall have the meaning provided in
Section 2.8.

     1.34 DOCUMENTS. This Agreement, including all Exhibits and Schedules hereto, the Pre-Closing Escrow Agreement, the Post-Closing Escrow Agreement, the LMA, the Non-Competition Agreement, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including the confidentiality agreement referred to in Section 6.4, in each case as in effect from time to time.

     1.35  DOJ. Such term shall have the meaning provided in Section 6.2(b).

     1.36 DROP-DEAD DATE. The later of August 31, 2000 and the end of any 90-day period described in Article XII; provided that if the FCC Consents are granted during the 60-day period that would end on the day that would otherwise be the Drop-Dead Date, then, by notice to the other, either Sellers or Buyer can extend the Drop-Dead Date to the sixtieth day after the FCC Consents are granted.

     1.37 EARNEST MONEY. As the context requires, any letter of credit delivered to the Pre-Closing Escrow Agent, and/or any cash deposited with the Pre-Closing Escrow Agent, pursuant to Section 2.4, and any other letter of credit or cash that may be held from time to time by the Pre-Closing Escrow Agent pursuant to the Pre-Closing Escrow Agreement.

     1.38 EARNEST MONEY AMOUNT. At any time, the sum of the maximum amount drawable under the unexpired letters of credit, and the amount of all cash, held by the Pre-Closing Escrow Agent pursuant to the Pre-Closing Escrow Agreement.

     1.39 EARNEST MONEY REQUIREMENT. The following amount: (i) from and including the date of this Agreement through and including March 31, 2000 or, if later, the LMA

Commencement Date, $19,950,000; (ii) from and including April 1, 2000, at any time on or after the LMA Comencement Date, $24,250,000. Notwithstanding the foregoing, from and after the time the partial prepayment of the Purchase Price is made pursuant to Section 2.10(a), the Earnest Money Requirement shall be the amount described in the preceding sentence reduced by $8,600,000.

     1.40 ENVIRONMENTAL LAWS. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable Laws concerning contamination, protection of workers or the public or the environment, or the treating, producing, handling, storing, releasing, spilling, leaking, pumping, transport, pouring, emitting or dumping of, or in any other matter relating to, Hazardous Materials.

     1.41 ENVIRONMENTAL LIEN. Any Lien imposed on or attaching to any Sale Asset pursuant to any Environmental Law.

     1.42 EQUITY SECURITIES. Of any Person means (i) any capital stock, partnership, members, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

     1.43 EXCLUDED ASSETS. Such term shall have the meaning provided in Section 2.2.

     1.44  EXCLUDED CONTRACTS. The Contracts described on the attached Exhibit
D.

     1.45 EXCLUSIVE EMPLOYEE. Such term shall have the meaning provided in the LMA.

     1.46 FCC. Federal Communications Commission or any successor to the functions thereof.

     1.47 FCC CONSENTS. All Consents of the FCC to the transactions contemplated herein.

     1.48 FCC LICENSES. The licenses, permits and authorizations issued by the FCC for the operation of the Stations.

     1.49 FINAL ACTION. An action of the FCC (a) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, (b) with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is pending, and (c) as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.

     1.50  FTC. Such term shall have the meaning provided in Section 6.2(b).

     1.51 GOVERNMENTAL ENTITY. Any federal, national, state, regional, provincial, local or other governmental, executive, legislative, judicial, quasi-judicial or regulatory body, agency or authority, domestic or foreign, including any court, administrative, governmental, arbitral, mediation authority or body.

     1.52  HART-SCOTT-RODINO ACT. Such term shall have the meaning provided in
Section 3.4.

     1.53 HAZARDOUS MATERIALS. Toxic or hazardous materials, wastes or substances, pollutants or contaminants, asbestos or asbestos-containing or asbestos-related products, PCBs, petroleum, crude oil or any fraction or distillate thereof.

     1.54 HEADQUARTERS OPERATIONS. The non-Station-level operations normally carried on by Connoisseur Sellers from their Westport, Connecticut office.

     1.55  INDEMNIFICATION FUNDS. Such term shall have the meaning provided in
Section 2.5(b)(i).

     1.56 INDEMNIFIED PARTY. Any Person described in Section 10.3(a), 10.4(a) or 10.5(a) against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement in favor of such Person.

     1.57  INDEMNIFYING PARTY. Sellers, with respect to any matter arising under
Section 10.3; ABRY, with respect to any matter arising under Section 10.4; and Buyer, with respect to any matter arising under Section 10.5.

     1.58  INTANGIBLE PERSONAL PROPERTY. The personal property described in
Section 2.1(h) (excluding non-customized computer software programs).

     1.59  IRS. Such term shall have the meaning provided in Section 2.6.

     1.60 KNOWN BREACH. Such term shall have the meaning provided in Section 10.3(b).

     1.61  LATEST BALANCE SHEET. Such term shall have the meaning provided in
Section 3.18.

     1.62  LATEST INCOME STATEMENT. Such term shall have the meaning provided in
Section 3.18.

     1.63 LAW. Includes any federal, state, local or other code, law, statute, ordinance, rule, regulation, judgment, order or other policy, standard or legal requirement of any Governmental

Entity, including common law.

     1.64 LEASED REAL PROPERTY. All land, building, fixtures or other real property in which any of the Connoisseur Sellers holds a leasehold or subleasehold estate, or is granted a license, concession or other right of occupancy, other than the Connoisseur Sellers' leasehold interests in their Westport, Connecticut office.

     1.65 LEASES. All leases, subleases, licenses, concessions, and other agreements (written or oral), together with all amendments, extensions, renewals, guaranties and other agreements with respect thereto, for any Leased Real Property.

     1.66 LIEN. Any mortgage, deed of trust, pledge, hypothecation, security interest, claim, option to purchase, right of first refusal, agreement not to transfer or dispose, encumbrance, lien, restriction, easement, lease, title defect, or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

     1.67 LMA. The Local Marketing Agreement dated as of the date of this Agreement between Buyer and Continuity, as in effect from time to time.

     1.68 LMA COMMENCEMENT DATE. The "Commencement Date," as that term is defined in the LMA.

     1.69  LOSSES. Such term shall have the meaning provided in Section 10.3.

     1.70 MATERIAL ADVERSE CHANGE OR EFFECT. A material adverse effect upon the value, utility, condition or ability of Buyer or any Seller to utilize a material portion of the Sale Assets, taken as a whole, or to conduct the business of owning and operating the Stations, taken as a whole (in each case, other than (i) by reason of one or more events, circumstances, changes, developments, impairments or conditions resulting from events, changes, developments, conditions or circumstances in worldwide, national or local conditions (political, economic, regulatory or otherwise) that adversely affect the radio broadcasting industry (or any segment thereof) generally or to any change in Law or accounting principles (and any changes resulting therefrom),
(ii) by reason of the departure of employees or independent contractors of any Connoisseur Seller that Buyer has not agreed to hire or retain or who do not wish to be employed or retained by Buyer, or (iii) the denial or threatened denial of, or the imposition or threatened imposition of any condition relating to, the grant of any Consent (as that term is defined in the Rockford Purchase Agreement) of any Governmental Entity with respect to the transactions contemplated by the Rockford Purchase Agreement).

     1.71 NON-COMPETITION AGREEMENT. Such term shall have the meaning provided in Section 7.7.

     1.72 OLD ACCOUNTS RECEIVABLE. The Accounts Receivable, to the extent arising prior to December 1, 1999.

     1.73 OLD ACCOUNTS RECEIVABLE PRICE. An amount equal to the proceeds of the Old Accounts Receivable received on and after the Closing Date. The Old Accounts Receivable Price will be payable as and when such proceeds are actually received, as provided in Section 2.8.

     1.74 OPTION EXERCISE PRICE. The ABRY/Connoisseur Option Exercise Price and the ABRY/Continuity Option Exercise Price.

     1.75  OPTIONS. The ABRY/Connoisseur Option and the ABRY/Continuity Option.

     1.76 OSHA LAWS. The Occupational Safety and Health Act of 1970, as amended, and all other Laws regulating, relating to or affecting health and safety of the workplace.

     1.77 OWNED REAL PROPERTY. All land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Connoisseur Seller.

     1.78 PERMITS. The FCC Licenses and all other licenses, permits, consents and authorizations described in Section 2.l(c).

     1.79 PERMITTED LIEN. (i) Any Lien which secures the payment of real estate taxes which are not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) any rights of a utility company to lay pipes, lines, etc., and any easement, right-of-way, covenant, condition, restriction, survey defect or similar imperfection in a Sellers' title to its real estate properties that are not material in character and do not materially detract from, materially impair or materially interfere with the present or future use of the property as it is presently used, or the marketability of such real estate, (iii) mechanics liens arising by operation of law between the date hereof and the Closing Date, (iv) statutory liens that were created in the ordinary course and which only secure obligations which are not delinquent, (v) Liens on assets that are leased which Liens arise pursuant to or by reason of such lease, (vi) any Lien disclosed on Schedule 3.6 or 3.7 which will continue after the Closing as identified on such Schedule, (vii) any facts that an accurate survey would disclose provided that such facts do not materially detract from or materially impair the marketability of title or materially detract from, materially impair or materially interfere with the present use thereof, (viii) zoning regulations and ordinances which are not violated by the current use or occupancy of such Real Property or the operation of the Business, or (ix) any Lien that will be discharged by Sellers in full at Closing.

     1.80 PERSON. Any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group.

     1.81 POST-CLOSING ESCROW AGENT. The Person serving from time to time as the "Escrow Agent" pursuant to the Post-Closing Escrow Agreement.

     1.82 POST-CLOSING ESCROW AGREEMENT. The Post-Closing Escrow Agreement in the form attached as Exhibit A which Continuity, Buyer and the initial Post-Closing Escrow Agent will have entered into at the Closing relating to the deposit, holding, investment and disbursement of the Indemnification Funds, as in effect from time to time.

     1.83 PRE-CLOSING ESCROW AGENT. The Person serving from time to time as the "Escrow Agent" pursuant to the Pre-Closing Escrow Agreement.

     1.84 PRE-CLOSING ESCROW AGREEMENT. The Pre-Closing Escrow Agreement in the form attached as Exhibit B which Continuity, Buyer and the initial Pre-Closing Escrow Agent have entered into concurrently with the execution and delivery of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money, as in effect from time to time.

     1.85 PURCHASE PRICE. The consideration to be paid by Buyer to Sellers for purchase of the Sale Assets in an amount and manner as set forth in Section 2.5 of this Agreement.

     1.86  REAL PROPERTY. The Leased Real Property and the Owned Real Property.

     1.87 ROCKFORD ESCROW ACCOUNT. The account set up to hold the Earnest Money (as defined in the Rockford Purchase Agreement) pursuant to the Pre-Closing Escrow Agreement (as defined in the Rockford Purchase Agreement).

     1.88 ROCKFORD PURCHASE AGREEMENT. The Asset Purchase Agreement dated May 24, 1999 between Angelo Joseph Salvi, d/b/a Loves Park Broadcasting Company and Connoisseur Rockford.

     1.89 RULES AND REGULATIONS. The rules of the FCC as set forth in Title 47 of the Code of Federal Regulations and all policies of the Commission.

     1.90 SALE ASSETS. All of the tangible and intangible assets to be transferred by the Connoisseur Sellers to Buyer as set forth in Section 2.1.

     1.91 SELLERS' LIQUIDATED DAMAGES AMOUNT. An amount equal to Eighteen Million One Hundred Fifty Thousand Dollars ($18,150,000.00) plus the amount of the Brokerage Fee that has been paid by Sellers to Buyer under the LMA less any prepayments of the Purchase Price made by Buyer to Sellers pursuant to Section 2.10.

     1.92  STATION AGREEMENTS. The Contracts described in Section 2.1(d) and

Section 2.1(e) hereof.

     1.93 STATIONS. Such term shall have the meaning provided in Recital 1 hereof.

     1.94 SURVIVAL PERIOD. The term following the Closing Date during which all representations and warranties of the parties under this Agreement shall survive. The term shall be from the Closing Date until April 30, 2001.

     1.95  TANGIBLE PERSONAL PROPERTY. The personal property described in
Section 2.1(a).

     1.96 TAX. All federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     1.97 TAX CODE. The Internal Revenue Code of 1986, as amended, as in effect from time to time.

     1.98 TAX RETURN. Any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Person or the administration of any Law relating to any Taxes.

     1.99 THIRD PARTY CLAIM. Such term has the meaning provided in Section 10.6(a).

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1 SALE ASSETS. On the Closing Date, each Connoisseur Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from each Connoisseur Seller, free and clear of all Liens, except Continuing Liens, all of such Connoisseur Seller's right, title and interest, legal and equitable, in, to and under all tangible and intangible assets, interests and rights of whatsoever kind and nature (except such assets that are not transferrable and Excluded Assets) used or useful in the operation of the Stations, including but not limited to the following:

          (a) TANGIBLE PERSONAL PROPERTY. All equipment, parts, supplies, furniture, fixtures, motor vehicles, inventory, and other tangible personal property of every kind and description now or hereafter owned, leased (to the extent of such Connoisseur Seller's leasehold interest) or held by each Connoisseur Seller and used or useful in the operation of the Stations, including but not limited to the transmitting towers and other improvements and fixtures (except to the extent they are deemed real property, in which event the same shall constitute part of the Real Property), transmission equipment, and studio equipment of the Stations, together with such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (b) REAL PROPERTY. The Real Property.

          (c) LICENSES AND PERMITS. The FCC Licenses and all other licenses, permits, consents and authorizations of any Governmental Entity (including any renewals, extensions, amendments or modifications thereof or applications therefor) now held by any Connoisseur Seller or hereafter obtained by any Connoisseur Seller between the date hereof and the Closing Date, to the extent such other Permits pertain to or are used or held for use in the operation of the Stations.

          (d) ADVERTISING CONTRACTS. Contracts for the sale of time on any Station entered into in the ordinary course of business and consistent with the applicable Station's past pricing policies and other practices existing on the date hereof, and those made or entered into between the date of this Agreement and the Closing Date in accordance with the terms and provisions of this Agreement or the LMA.

          (e) OTHER STATION AGREEMENTS. All Contracts listed on Schedule 3.9 and all Contracts relating to the operation of the Stations (other than for the sale of time) pertaining to the Stations not required to be listed on such Schedule); any renewals, extensions, amendments or modifications of any such Contracts which are made in the ordinary course of business by any Connoisseur Seller consistent with the Connoisseur Sellers' past practice and in accordance with the terms and provisions of this Agreement; and any additional Contracts (including any renewals, extensions, amendments or modifications thereof), other than for the sale of time on any Station, which are made or entered into between the date of this Agreement and the Closing Date in accordance with the terms and provisions of this Agreement or the LMA, and, to the extent transferable, all of Connoisseur Sellers' rights under manufacturers' and vendors' warranties relating to items included in the Sale Assets and all similar rights against third parties relating to items included in the Sale Assets.

          (f) PUBLIC INSPECTION FILE. Complete sets of all documents required to be maintained in each Station's public inspection file pursuant to the Rules and Regulations.

          (g) STATION LOGS AND BUSINESS RECORDS. The operating and maintenance logs of each Station, and any program logs that may be retained in accordance with the Connoisseur Sellers' usual practice, together with such copies of such files and records pertaining to the operation of each Station as currently exist, including advertiser lists, advertising studies, consulting reports, sales correspondence, promotional materials, credit and sales reports, advertising Contracts and all other Contracts to be assigned under the terms of this Agreement, programming information and studies, engineering studies or reports, technical information and engineering data.

          (h) INTANGIBLE ASSETS. All goodwill, slogans, promotions, call letters (and any variations thereof), copyrights, trademarks, trade names, domain names, domain name registrations, service marks, computer software programs, programming material, slogans, jingles, logos, and other intellectual property rights (including registrations and applications for registration of any of them) and other intangible assets (including all associated goodwill) used or held for use in or otherwise relating to the operation, and all going-concern value, of the Stations.

          (i) ACCOUNTS RECEIVABLE. All accounts receivable of the Stations with respect to sales transactions arising prior to the Closing Date in the ordinary course of the Business (the "Accounts Receivable").

     2.2 EXCLUDED ASSETS. Notwithstanding any provision of this Agreement to the contrary, the Connoisseur Sellers shall not transfer, convey or assign to Buyer, but shall retain all of their respective title, right and interest in, to and under, the following assets owned or held by them on the Closing Date ("Excluded Assets"):

          (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (other than cash deposits to secure obligations under the Station Agreements, which shall constitute part of the Sale Assets and for which Sellers will receive a credit under Section 2.7(a)), and all bank deposits and securities held by any Connoisseur Seller at the Closing Date.

          (b) Any and all accounts and notes receivable and other claims of the Connoisseur Sellers with respect to transactions prior to the Closing and not described in Section 2.1(i) or Section 2.2(i) including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

          (c) All prepaid expenses (except to the extent Sellers receive a credit therefor under Section 2.7(a), in which event the prepaid expense shall be included as part of the Sale Assets).

          (d) All contracts of insurance and claims against insurers, except as provided in Article XII.

          (e) All employee benefit plans and the assets thereof.

          (f) All Contracts which are not Station Agreements, including those which are terminated in accordance with the terms and provisions of this Agreement or expire prior to the Closing Date, and all loans and loan agreements.

          (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (h) Each Seller's internal partnership or corporate records (including Tax records).

          (i) All rights of any Connoisseur Seller to receive any amount from any other Connoisseur Seller or from any partner of any Connoisseur Seller.

          (j) Any Connoisseur Seller's partnership interest in any other Seller.

          (k) All property normally kept at, and the leasehold interest in, the Connoisseur Sellers' Westport, Connecticut office (other than the book and records relating to the Stations).

          (l) The rights to the name "Connoisseur" and any similar or derivative name or logo.

          (m) All assets of ABRY other than the Options, all assets of ABRY/Connoisseur other than the ABRY/Connoisseur Undivided Interest, and all assets of ABRY/Continuity other than the ABRY/Continuity Undivided Interest.

          (n) Any Connoisseur Seller's interest in Stub Partners, L.P.
          (o) The Excluded Contracts.

     2.3  ASSUMPTION OF LIABILITIES AND OBLIGATIONS.

          (a) At the Closing, Buyer shall assume and agree to perform the following liabilities and obligations of each Connoisseur Seller (the "Assumed Obligations"):

              (i) Liabilities of such Connoisseur Seller for which Buyer receives a credit pursuant to Section 2.7(a), but in each case not in excess of the amount of such credit;

              (ii) Liabilities and obligations arising under the Station Agreements and the Leases, but only to the extent such liabilities and obligations relate to any period of time on or after the Closing Date; and

              (iii) Liabilities (other than those caused by actions of any Exclusive Employee not acting at the direction of Buyer pursuant to the LMA) that arise in connection with the operations of the Stations on or after the LMA Commencement Date whenever asserted, to the extent such Liabilities are not reflected in the computation of the Brokerage Fee.

          Buyer shall have the option at or prior to Closing to assume any Contract that is required to be set forth on Schedule 3.9 but is not so set forth. To the extent Buyer assumes any such Contract, the liabilities and obligations arising thereunder on or after the Closing Date shall constitute Assumed Obligations.

          (b) Except for the Assumed Obligations, liabilities for which Buyer receives a credit pursuant to Section 2.7(a), and liabilities arising on or after the Closing Date with respect to Continuing Employees (including by reason of Buyer failing to comply with Section 6.7), Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of the Connoisseur Sellers, including but not limited to, those related to taxes, environmental matters, pension or retirement plans or trusts, profit-sharing plans, employment contracts, employee benefits, severance of employees, negligence, contract breach or default, or other obligations, claims or judgments asserted against Buyer as successor in interest to any Connoisseur Seller, and with respect to Continuing Employees, Buyer will not assume or be liable for liabilities for claims that are asserted after the Closing Date with respect to events arising before the Closing Date and that are not Assumed Liabilities.

          (c) Consent-Pending Contracts. A Contract to be assumed by the Buyer pursuant to this Agreement is a "Consent-Pending Contract" at any time after the Closing when any Consent relating to such Contract has not been obtained or is not in effect. As an accommodation in order to permit the purchase and sale of the Sale Assets in a timely manner, and based upon the Parties' mutual belief that no other party to a Consent-Pending Contract will object to or be materially harmed by Buyer's enjoyment or use of Sellers' rights or performance of Sellers' obligations under any Consent-Pending Contract, and that each such party will grant any required Consent, Sellers and Buyer may consummate the Closing notwithstanding the fact that any required Consent has not been obtained under one or more Consent-Pending Contracts. In that event, Buyer and Sellers agree, from and after the Closing Date, Buyer and Sellers will cooperate with one another to provide Buyer with the benefits of each Consent-Pending Contract (and Buyer may utilize such benefits), and Buyer will assume and agree to timely pay, satisfy, perform, and discharge Sellers' liabilities which arise under such Contract after the Closing Effective Time to the extent that the same constitute Assumed Obligations.

     2.4  EARNEST MONEY.

          (a) Concurrently with the execution of this Agreement, Buyer has deposited with State Street Bank & Trust Company, as the initial Pre-Closing Escrow Agent, under the Pre-Closing Escrow Agreement, an irrevocable letter of credit having a face amount equal to $11,350,000. The Pre-Closing Escrow Agent shall hold the Earnest Money (and all earnings thereon) under the terms of the Pre-Closing Escrow Agreement in trust for the benefit of the parties hereto.

          (b) From time to time on and after the earlier of December 15, 1999 and the LMA Commencement Date, Buyer will deliver to the Pre-Closing Escrow Agent one or more letters of credit (each in form and substance reasonably acceptable to Sellers), and/or deposit cash with the Pre-Closing Escrow Agent, to be held by the Pre-Closing Escrow Agent pursuant to the Pre-Closing Escrow Agreement, such that at all times the Earnest Money Amount is not less than the amount of the Earnest Money Requirement then in effect. No such letter of credit or cash will be deemed to have been delivered to or deposited with the Pre-Closing Escrow Agent unless and until Buyer, Continuity and the Pre-Closing Escrow Agent have executed and delivered an amendment or supplement to the Pre-Closing Escrow Agreement in form and substance reasonably satisfactory to Sellers and Buyer setting forth the procedures for the holding and disposition of such letter of credit (and the proceeds of any drawing thereunder and the investment earnings on any such proceeds) and/or such cash and the investment earnings thereon (and Continuity agrees to execute and deliver any such amendment or supplement that is reasonably satisfactory in form and substance to Sellers). Notwithstanding this
Section 2.4(b), if this Agreement is terminated and there is a dispute as to which party(ies) is entitled to the Earnest Money, then (i) if the Earnest Money Amount is greater than the Seller's Liquidated Damages Amount then Buyer shall be entitled to a return of cash from the account set up to hold the Earnest Money (or a reduction of any letter of credit outstanding in such account) such that the Earnest Money Amount and the Seller's Liquidated Damages Amount are equal, or (ii) if the Seller's Liquidated Damages Amount is greater than the Earnest Money Amount then Buyer shall be required to pay cash into the account set up to hold the Earnest Money (or to increase any letter of credit outstanding in such account) such that the Earnest Money Amount and the Seller's Liquidated Damages Amount are equal.

          (c) If the Closing does not occur, the Earnest Money (and all earnings thereon) shall be delivered to Connoisseur Sellers or returned to Buyer, in accordance with Section 11.2. If the Closing does occur, the Earnest Money (and all earnings thereon) shall be delivered to Buyer as provided in Section 2.5.

     2.5  TRANSACTIONS AND PURCHASE PRICE.

          (a) AMOUNT. The aggregate Purchase Price to be paid by Buyer to Sellers for the Sale Assets and the Option is the Base Purchase Price, plus the Accretion Amount, less the Acquisition Adjustment Amount, plus any amount required to be paid to Sellers pursuant to Section 2.5(b)(v), plus the Old Accounts Receivable Price, plus or minus the net of adjustments as provided for in Section 2.7(a). For the purposes of this Agreement, "Base Purchase Price" means Two Hundred Forty-Two Million Dollars ($242,000,000.00).

          (b) PAYMENT AT CLOSING. At the Closing, the following actions shall be taken:

              (i) Ten Million Dollars ($10,000,000) in cash (the "Indemnification Funds") shall be delivered by Buyer to the initial Post-Closing Escrow Agent, to be deposited and held by the Post-Closing Escrow Agent in accordance with the terms of the Post-Closing Escrow Agreement.

              (ii) An amount in cash equal to the Base Purchase Price, plus the Accretion Amount, less (i) the Indemnification Funds, (ii) the Option Exercise Price, (iii) the Acquisition Adjustment Amount, if applicable and (iv) the aggregate amount of prepayments of the Purchase Price made pursuant to Section 2.10, and plus or minus the net of any and all adjustments provided for in Section 2.7(a) whose amount is known or estimable as of the Closing Date (any such adjustments whose amount is not known or estimable as of the Closing Date will instead be handled in accordance with the terms of
Section 2.7), shall be paid by Buyer to Sellers by wire transfer of immediately available funds to an account(s) specified by Sellers.

              (iii) An amount in cash equal to the ABRY/Connoisseur Option Exercise Price shall be delivered by Buyer to ABRY/Connoisseur, by wire transfer of immediately available funds to an account(s) specified by Sellers, in payment of the ABRY/Connoisseur Option Exercise Price, and an amount in cash equal to the ABRY/Continuity Option Exercise Price shall be delivered by Buyer to ABRY/Continuity, by wire transfer of immediately available funds to an account(s) specified by Sellers, in payment of the ABRY/Continuity Option Exercise Price.

              (iv) The Earnest Money shall be delivered to Buyer in accordance with written instructions which Buyer and Continuity will together deliver to the Pre-Closing Escrow Agent.

              (v) If the Rockford Purchase Agreement is still in effect on the Closing Date and the acquisition contemplated thereby has not been consummated, then (i) if Connoisseur Rockford or any of its affiliates has a letter of credit deposited in the Rockford Escrow Account, then Buyer shall replace such letter of credit with a comparable, replacement letter of credit or with One Million Dollars ($1,000,000.00) in cash, and (ii) if there is cash in the Rockford Escrow Account or if an amount has been disbursed from such account to the "Seller" under the Rockford Purchase Agreement, then on the Closing Date, Buyer will pay Sellers an additional amount in cash equal to the amount in the Rockford Escrow Account or the amount so disbursed (and Sellers' right to the cash, if any, on deposit in the Rockford Escrow Account will be part of the Sale Assets).

              (vi) If the LMA Commencement Date has occurred, then Connoisseur Sellers will pay to Broker the excess (if any) of the amount of Connoisseur Sellers' good faith estimate of the amount of Brokerage Fee over the aggregate amount of the partial payments of the Brokerage Fee made pursuant to Section 2(c)(ii) of the LMA, or Broker will pay to Connoisseur Sellers the excess (if any) of the aggregate amount of the partial payments of the Brokerage Fee made pursuant to Section 2(c)(ii) of the LMA over the amount of Connoisseur Sellers' good faith estimate of the amount of Brokerage Fee, as the case may be.

For ease of administration, and in order to avoid a multiplicity of transfers of funds at the Closing, Connoisseur Sellers or Broker will effect the payment of the amount described in clause (vi) above by increasing or reducing, as applicable, the amount to be transferred to Connoisseur Sellers as described in
Section 2.5(b)(ii) by the amount described in clause (vi) above. Computation of the actual amount of the Brokerage Fee, and the payment of the remaining amount of the Brokerage Fee or the refund of any overpayment of the Brokerage Fee paid at or prior to the Closing, will be made after the Closing as described in
Section 2.7(c).

     2.6 ALLOCATION OF PURCHASE PRICE. Prior to Closing (and, if necessary, after the

Closing), Buyer and Sellers shall use good faith efforts to agree to an allocation of the Purchase Price among the Sale Assets. Buyer and Sellers shall use such allocation, if agreed upon, for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise Taxes. Buyer and Sellers agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation Section 1.1060-IT.

     If Sellers and Buyer are unable to agree to an allocation of the purchase price pursuant to the foregoing paragraph, then Buyer and Sellers shall cause the Sale Assets to be appraised promptly by BIA Consulting, Inc. or another mutually-acceptable, reputable independent appraiser experienced in radio broadcast properties (so long as the fees payable to such appraiser are approved in advance by Buyer and Sellers) and that such appraisal (if obtained) shall be used by both parties in allocating the value of the Sale Assets to the Purchase Price for federal tax purposes. Buyer, on one hand, and Sellers, on the other hand, shall each pay one-half of all fees incurred in connection with such appraisal. Sellers shall prepare an initial complete draft of Internal Revenue Service ("IRS") Form 8594 reflecting the aggregate fair market value of the assets acquired as determined by the appraiser and shall forward such form to Buyer for its approval. Buyer and Sellers shall negotiate in good faith to resolve any disagreement with respect to such initial draft of IRS Form 8594. The appraisal shall not affect the Purchase Price to be paid to Sellers by Buyer and no adjustment shall be made to the Purchase Price paid as a result of the appraisal.

     2.7  ADJUSTMENT OF PURCHASE PRICE.

          (a) All operating income and operating expenses, obligations and liabilities of the Stations shall be adjusted and allocated between Sellers and Buyer, and an adjustment in the Purchase Price shall be made as provided in this
Section 2.7(a), to the extent necessary to reflect the principle that all such income, expenses, liabilities and obligations attributable to the operation of each of the Stations before 12:01 a.m. in such Station's time zone on the Closing Date (the "Closing Effective Time") shall be for the account of Sellers, and all income, expenses, liabilities and obligations attributable to the operation of each of the Stations at or after the Closing Effective Time shall be for the account of Buyer. Such adjustments and allocations shall include, without limitation, all ad valorem, real estate and other property Taxes (but excluding Taxes arising by reason of the transfer of the Sale Assets as contemplated hereby, which shall be paid as set forth in Article XIV), business and license fees, FCC regulatory fees, music and other license fees, utility expenses, deposits, rents, wages and salaries for Continuing Employees or any other employee of any Connoisseur Seller hired by Buyer, and similar prepaid and deferred items attributable to the ownership and operation of the Stations and the Sale Assets. Notwithstanding the foregoing, vacation, sick pay and other employee benefits for Continuing Employees or any other employee of any Connoisseur Seller hired by Buyer shall be allocated to the Buyer, and no allocation will be made with respect to goods and services to be received, or air time to be provided, pursuant to any Contract for the sale of advertising, in whole or in part, in consideration for goods or services. Revenues, expenses, Taxes, costs and liabilities earned or incurred in connection with particular programs and announcements shall be allocated according to the time of performance of such programs and announcements without regard to the date of payment therefor.

          (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to Section 2.7(a) shall be made in accordance with the policies employed in the preparation of the Latest Balance Sheet.

          (c) To the extent practicable, the adjustments and allocations contemplated by Section 2.7(a) shall be made (or estimated) and given effect at the Closing, and for purposes of the Closing the Sellers will in good faith estimate the amount of the Brokerage Fee. For purposes of finalizing the adjustments pursuant to Section 2.7(a) and amount of the Brokerage Fee, Buyer shall prepare and deliver the Adjustment List and the Brokerage Fee Statement to Sellers within ninety (90) days following the Closing Date, or such later date as shall be mutually agreed to by Sellers and Buyer. The Adjustment List shall set forth Buyer's determination of the Adjustment Amount, and the Brokerage Fee Statement shall set forth Buyer's determination of the amount of the Brokerage Fee. If Sellers do not notify Buyer of Sellers' disagreement with the determination of the Adjustment Amount set forth on the Adjustment List or the Brokerage Fee set forth in the Brokerage Fee Statement within fifteen (15) Business Days after the Adjustment List or the Brokerage Fee Statement, as applicable, is delivered to Sellers, then on such fifteenth (15th) Business Day such determination shall become final and binding on Buyer and Sellers. If Sellers do so notify Buyer, then Buyer and Sellers will attempt in good faith to resolve such disagreement, and the Adjustment Amount and/or amount of the Brokerage Fee (as the case may be) agreed upon by them in writing will be final and binding on them on the day such agreement is executed by them. If Buyer and Sellers cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to an independent certified public accountant, mutually acceptable to Sellers and Buyer, whose decision shall be set forth in a written report delivered to Buyer and Sellers and shall be final and binding on Buyer and Sellers on the date such report is so delivered. Such independent certified public accountant's fees and expenses shall be paid one-half by Sellers and one-half by Buyers. If the Adjustment Amount (taking into account any estimate of the Adjustment Amount which was given effect at the Closing) is a net credit to the account of Buyer, Sellers (other than ABRY/Connoisseur and ABRY/Continuity) shall pay such amount to Buyer, and if the Adjustment Amount (taking into account any estimate of the Adjustment Amount which was given effect at the Closing) is a charge to the account of Buyer, Buyer shall pay such amount to Sellers (other than ABRY/Connoisseur and ABRY/Continuity). Any such payment will be made by wire transfer of immediately available funds within five (5) Business Days after the Adjustment Amount becomes final. If the amount of the Brokerage Fee is greater than the estimated amount of the Brokerage Fee used for purposes of the Closing, then Sellers (other than ABRY/Connoisseur and ABRY/Continuity) shall pay the difference between such amounts to Buyer, and if the amount of the Brokerage Fee is less than the estimated amount of the Brokerage Fee used for purposes of the Closing, then Buyer shall pay the difference of such amounts to Sellers (other than ABRY/Connoisseur and ABRY/Continuity). Any such payment will be made by wire transfer of immediately available funds within five (5) Business Days after the amount of the Brokerage Fee becomes final.

     2.8 OLD ACCOUNTS RECEIVABLE AND PAYMENT OF OLD ACCOUNTS RECEIVABLE PRICE. Following the Closing Date, Buyer will collect the Old Accounts Receivable in the same manner and with the same diligence that Buyer uses to collect its own accounts receivable of comparable age, provided, however, that Buyer shall not be obligated to institute litigation, employ any collection agency, legal counsel or other third party, or take any other extraordinary means of collection. Neither Sellers nor their agents will make any solicitation of the obligors of any Old Accounts Receivable for collection purposes nor will Sellers or their agents institute litigation for the collection of any Old Accounts Receivable during the period of one hundred twenty (120) days after the Closing Date (the "Collection Period") (except in respect of any Disputed Receivable). Following the Closing, Buyer will deliver to Sellers a monthly accounting of collections made with respect to the Old Accounts Receivable and will remit to Sellers the amount so collected (as partial payment of the Old Accounts Receivable Price) together with a listing of open accounts, commencing on the fifteenth day of the month following the Closing Date and on the fifteenth day of each month thereafter (in each case with respect to the collections during the preceding month). Pending remittance to Sellers, the proceeds so collected shall be held in trust by Buyer for the benefit of Sellers and Buyer shall deposit all amounts received on account of the Old Accounts Receivable in an account designated for that purpose. Buyer will have no right to set off or otherwise withhold or delay timely payment to Sellers of any such amount for any amount owed or alleged to be owed to Buyer by any Seller. All amounts received by Buyer from payors with accounts included in the Old Accounts Receivable shall be applied first to the Old Accounts Receivable unless the payor expressly instructs that the payment be otherwise applied or that the validity of any Old Account Receivable from such payor is in dispute. Buyer will notify Sellers if any payor so instructs provided Buyer does not influence such instruction. If a dispute arises between Buyer and an account debtor with respect to an account included among the Old Accounts Receivable (a "Disputed Receivable"), then at Sellers' request Buyer shall assign the Disputed Receivable to Sellers for collection purposes, and Sellers may retain any proceeds thereof as partial payment of the Old Accounts Receivable Price. Any Old Account Receivable that is not collected in full during the Collection Period will be deemed to be a Disputed Receivable. Sellers shall be free to pursue collection of, or to direct Buyer's efforts to collect, any Disputed Receivable in such manner as Sellers deem appropriate.

     2.9 MATTERS CONCERNING THE LMA. Notwithstanding any provision of this Agreement or the LMA to the contrary, none of the following will be deemed to constitute a breach by the Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, the LMA or any certificate delivered pursuant to this Agreement, or cause a condition not to be satisfied: (i) any fact or circumstance which occurs as a result of any action or omission to act of, or at the direction of, Buyer, any of Buyer's affiliates or (on or after the LMA Commencement Date) any employee or any Station that is not an Exclusive Employee, in each case, whether or not such action or omission is in accordance with the LMA, (ii) any action which a Seller takes, or declines to take, in order to comply with its obligations under the LMA or at the request of Buyer or any of its affiliates, or (iii) any fact or circumstance which occurs as a result of any item described in clause (ii) above.

     2.10 NON-REFUNDABLE PREPAYMENTS OF PURCHASE PRICE.

          (a) LMA Commencement Date. On or prior to the LMA Commencement Date, Buyer will make a non-refundable cash prepayment of a portion of the Purchase Price in the amount of $8,600,000. Such amount will be paid by wire transfer of immediately available funds to an account specified by Sellers.

          (b) June 30, 2000. On or prior to June 30, 2000, if the Closing has not occurred, Buyer will make an additional non-refundable cash prepayment of a portion of the Purchase Price in the amount of $4,600,000. Such amount will be paid by wire transfer of immediately available funds to an account specified by Sellers.

          (c) Nonrefundable Nature. In no event will Sellers be required to return or refund any prepayment of the Purchase Price made pursuant to this
Section 2.10 or any portion thereof.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CONNOISSEUR SELLERS

     Connoisseur Sellers hereby, jointly and severally, represent and warrant to Buyer as follows (Connoisseur Sellers agree that, if Buyer and Connoisseur Sellers commence operations under the LMA pursuant to its terms, then as of the LMA Commencement Date each representation and warranty set forth in this Article III will be deemed to be remade by Connoisseur Sellers as a material inducement to Buyer to commence operations under the LMA. Connoisseur Sellers further agree that, if the Closing occurs, then at the time of the Closing each representation and warranty set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.8(a) and 3.15 will be deemed to be remade by Connoisseur Sellers as of the time of the Closing as a material inducement to Buyer to consummate the Closing Transactions):

     3.1 ORGANIZATION AND GOOD STANDING. Each Connoisseur Seller is a limited partnership or corporation, as the case may be, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which qualification is required by applicable law. Each Connoisseur Seller has all requisite power to own, operate and lease its properties and carry on its business as it is being conducted and as the same will be conducted until the Closing and to enter into and perform its obligations under this Agreement and each other Document to which it is a party.

     3.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by each Connoisseur Seller, and the consummation by each Connoisseur Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action on the part of such Connoisseur Seller. Each Connoisseur Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents to which it is a party have been, or, with respect to Documents to be delivered at the Closing, at or prior to the Closing will be, duly executed by each Connoisseur Seller. This Agreement constitutes (and each of the other Documents to which it is a party constitutes or, when so executed and delivered, will constitute) a legal and valid obligation of each Connoisseur Seller enforceable against it in accordance with its terms.

     3.3 ABSENCE OF CONFLICTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by each Connoisseur Seller, and the consummation by each Connoisseur Seller of the transactions contemplated hereby and thereby:

          (a) do not and will not violate (with or without the giving of notice or the passage of time or both) any provision of Law applicable to each Connoisseur Seller, or result in the creation of any Lien (other than a Permitted Lien) with respect to any of the assets or properties of such Connoisseur Seller or give any Person other than Buyer any right or interest with respect thereto;

          (b) do not and will not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration or obligation to make any payment under, the Certificate of Formation or limited partnership agreement or articles of incorporation or by-laws, as the case may be, of such Connoisseur Seller.

     3.4 GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except (i) as set forth on Schedule 3.4, (ii) the FCC Consents, (iii) consents required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "Hart-Scott-Rodino Act"), (iv) Consents required under any Contracts or Leases, and (v) Consents of Connoisseur Sellers' lenders required in order to permit Connoisseur Seller to commence operations under the LMA without a breach of any agreement with any such lender, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by each Connoisseur Seller, and the consummation by each Connoisseur Seller of the transactions contemplated hereby and thereby, do not and will not require any Consent. No representation, warranty or other assurance is or shall be made or given (a) by any Seller that any of the transactions contemplated by this Agreement or any other Document will not be subject to review by any Governmental Entity, nor as to the outcome of any such review, it being understood that a Governmental Entity may of its own volition investigate the transactions contemplated by this Agreement or any other Document or (b) to the effect that no Consent is required with respect to any Contract or Lease.

     3.5 SALE ASSETS. The Sale Assets include all of the assets, properties and rights of the Connoisseur Sellers of every type and description, personal, real and mixed, tangible and intangible, that are used in the conduct of the business of owning and operating the Stations in the manner in which that business is now conducted, with the exception of the Excluded Assets, and, taken together with the Excluded Assets, constitute all of the assets, properties and rights of the Connoisseur Sellers which are used or held for use for such operation of the Stations.

     3.6  TANGIBLE AND INTANGIBLE PERSONAL PROPERTY. Except as set forth on
Schedule 3.6(a):

          (a) The Connoisseur Sellers have title to (or a valid leasehold in, as the case may be) all items of Tangible Personal Property free and clear of all Liens except Permitted Liens and free and clear of any restrictions on transfer, subject to any required Consents.

          (b) All material items of Tangible Personal Property are in good and technically sound operating condition (ordinary wear and tear excepted), are free from material defect and damage, and have been maintained in a manner consistent with generally-accepted standards of good engineering practice. Except as set forth on Schedule 3.6(b), (i) the Connoisseur Sellers have title to (or a valid license to use) all items of Intangible Personal Property free and clear of all Liens except Permitted Liens, with the right to transfer the same, subject to any required Consents, (ii) all customized computer software located at the Stations' facilities or used in the Stations' business or operations is properly licensed to a Connoisseur Seller, and all of Connoisseur Sellers' uses of such computer software are authorized under such licenses; and
(iii) all of Connoisseur Sellers' right, title and interest in and to the Intangible Personal Property are assignable (subject to any required Consents) to Buyer, and upon such assignment subject to any required Consents, Buyer shall receive all of Connoisseur Sellers' right, title and interest in and to all tangible and intangible property rights existing in the Intangible Personal Property. To Sellers' knowledge, the Connoisseur Sellers' ownership and operation of the Sale Assets and the Stations do not, and Buyer's ownership and operation of the Sale Assets and the Stations will not, infringe in any material respect on the intellectual property rights of any other Person. No Seller has granted to any other Person any right to use any material Intangible Personal Property pursuant to any licensing or sublicensing agreement. No unresolved notice has been received by any Connoisseur Seller asserting that such Connoisseur Seller's use of any Intangible Personal Property infringes upon or violates any intellectual property or the proprietary rights of others, and to the knowledge of Sellers, no third party is infringing on any Intangible Personal Property.

     3.7  REAL PROPERTY.

          (a) Schedule 3.7 contains descriptions of all the Real Property owned in whole or in part by any Connoisseur Seller or held under a Lease or otherwise used by any Connoisseur Seller in the operation of the Stations. The Real Property includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business and operations of the Stations as they are now conducted. The representations and warranties set forth in this Section 3.7 shall apply to any real property interests owned by any Connoisseur Seller, whether land, leases, buildings or other improvements.

          (b) Connoisseur Sellers have good and marketable title to the Real Property

(except the Leasehold Interests), free and clear of any and all Liens (other than Permitted Liens).

          (c) Schedule 3.7 contains descriptions of the leases giving rise to the Leasehold Interests. No Connoisseur Seller is, and to Sellers' knowledge no other party is, in breach or default under any Lease. The Connoisseur Sellers enjoy quiet possession of all Real Property. There are no present disputes or claims with respect to offsets or defenses by any party against the other under any Leases.

          (d) To Sellers' knowledge, there are no variances or special use permits relating to the Real Property (other than the Leasehold Interests) required for the use of the Real Property for the purposes for which such properties are presently being used by Sellers which are outstanding or which are required for the operation of Connoisseur Sellers' business on the Real Property.

          (e) The zoning of the Real Property (other than the Leasehold Interests) permits the present commercial uses of such property as such property is currently used by the Connoisseur Sellers.

          (f) Except as described in Schedule 3.7, none of the buildings, structures, improvements or fixtures constructed on any Real Property, in connection with the operation of the Stations, including, but not limited to, all towers, guy wires and guy anchors and ground radials, encroach upon adjoining real property, and all such buildings, structures, improvements and fixtures are constructed and are operated and used in conformance with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes. Except as described in Schedule 3.7, all buildings, structures, towers, antennae, improvements and fixtures situated on the Real Property and owned by any Connoisseur Seller are in good and technically sound operating condition, ordinary wear and tear excepted, and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Stations as presently conducted. There is no pending or, to the knowledge of Seller, threatened condemnation or other legal proceeding or action of any kind relating to the Real Property.

          (g) None of the Real Property is subject to any lease (other than Leases), option to purchase or rights of first refusal (other than as set forth in any Lease).

          (h) There are no known disputes, oral agreements or forbearance programs in effect as to any Lease.

          (i) The Leases are, and, following the Closing will continue to be, legal, valid, binding, enforceable, and in full force and effect (subject to the receipt of any Consents).

          (j) No Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or its rights thereunder (except as has been required by Connoisseur Sellers' senior lenders).



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

     3.8  FCC LICENSES.

          (a) The Connoisseur Sellers are the holders of the FCC Licenses, all of which are listed on Schedule 3.8, and except as set forth on such Schedule, the FCC Licenses (i) are valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations of the FCC for, or used in or useful in, the present operation of the Stations, and (ii) constitute all the licenses, permits and authorizations issued by the FCC to Connoisseur Sellers for or in connection with the present operation of the Stations. Sellers have no knowledge of any restriction or condition imposed by the FCC with respect to any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations, other than any restriction or condition which is applicable generally to stations of the type, nature, class or location of the Stations. The public inspection files of the Stations are in material compliance with Section 73.3526 of the Rules and Regulations.

          (b) Except as disclosed on Schedule 3.8, the Stations are being operated in accordance with the terms and conditions of the FCC Licenses applicable to them and in accordance with the Act and the Rules and Regulations, no proceedings are pending or, to the knowledge of the Sellers, are threatened which may result in the revocation, cancellation, suspension, rescission, modification or non-renewal of any of the FCC Licenses, the denial of any pending application, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings that are not likely to have a Material Adverse Change or Effect on the Stations. There is not on the date of this Agreement pending before the FCC any issued or outstanding, nor to the knowledge of Sellers is there on the date of this Agreement threatened, any application, complaint, petition, proceeding, Notice of Violation, Notice of Apparent Liability or of Forfeiture with respect to any Station. Connoisseur Sellers have complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Stations, and all such reports and applications. Sellers have no knowledge of any matters (i) which would result in the revocation of or the refusal to renew any of the FCC Licenses, or (ii) against any Connoisseur Seller or any affiliate of any Connoisseur Seller which would result in the FCC's refusal to grant the FCC Consents. The operation and maintenance by Sellers of the towers, antenna systems and other facilities relating to the Stations or used in connection with the transmission of their respective signals do not violate any Law or rights of any Person in any respects which have had or would have a Material Adverse Change or Effect on the Stations. Connoisseur Sellers have registered the towers owned by any Connoisseur Seller to the extent required by applicable Law. To the Connoisseur Sellers' knowledge, none of the Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has any of the Stations received any complaints with respect thereto, and no other broadcast stations or communications facility is causing objectionable interference to respective transmissions of any Station. The operation of the Stations and all of the Sale Assets are in compliance with ANSI Radiation Standards

C95.1-1992.

     3.9  STATION AGREEMENTS.

          (a) Schedule 3.9 sets forth an accurate and complete list of all Contracts in effect as of the date hereof, except for (i) Station Agreements for the sale of time on any Station that have been entered into prior to the date of this Agreement in the ordinary course of business; and (ii) other Station Agreements involving aggregate expenditures by Connoisseur Sellers (for each such Station Agreement, from the LMA Commencement Date through the earlier of the first day after the LMA Commencement Date upon which such Station Agreement can be terminated by a Connoisseur Seller or Buyer and the date of its expiration) of no more than $500,000 (of which no more than $250,000 will be so payable under Contracts under which no payment or accrual is reflected on the Latest Balance Sheet or the Latest Income Statement). Copies of all listed Contracts that are in writing, including all amendments, modifications and supplements thereto through the date of this Agreement, have been made available to Buyer.

          (b) Except as set forth in Schedule 3.9 and except with respect to any Station Agreement that may expire or be terminated prior to the Closing Date:
(i) all Station Agreements described on Schedule 3.9 are in full force and effect and are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in any proceeding at law or in equity); (ii) no Connoisseur Seller nor, to the knowledge of any Seller, any other party thereto is in material default under any such Station Agreement; (iii) to the knowledge of Sellers, there has not occurred any event which constitutes, or which after the giving of notice or the lapse of time or both would constitute, a default under, or result in the breach of, any such Station Agreement which have had or would have a Material Adverse Change or Effect on the Stations; and (iv) Connoisseur Sellers hold the right to enforce and receive the material benefits under all such Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provisions of each such agreement.

     3.10 LITIGATION. Except as set forth on Schedule 3.10, no Connoisseur Seller is subject to any judgment, award, order, writ, stipulation, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Stations or any of the Sale Assets, and there is no charge, complaint, action, suit, hearing, arbitration, proceeding or investigation pending or, to the knowledge of any Connoisseur Seller, threatened against any Connoisseur Seller with respect to, related to or in connection with the operation of the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks for forfeiture of, or opposes the renewal of, any of the FCC Licenses), or before any other tribunal duly authorized to resolve disputes where the outcome or effect thereof would likely have a Material Adverse Change or Effect on the

Stations. In particular, but without limiting the generality of the foregoing, to the knowledge of each Connoisseur Seller, there are no applications, complaints or proceedings pending or threatened before the FCC or any other governmental organization with respect to the business or operations of the Stations where the outcome or effect thereof would likely have a Material Adverse Change or Effect on the Stations. To each Connoisseur Seller's knowledge, there are no claims, investigations or administrative, arbitration or other proceedings pending or threatened against any Connoisseur Seller or any affiliate of any Connoisseur Seller which has given any third party the right to enjoin, or obtain any other remedy materially adverse to Buyer as a result of, the transactions contemplated by this Agreement or any other Document.

     3.11 LABOR MATTERS. Except as set forth on Schedule 3.11:

          (a) No Connoisseur Seller is a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employee of any Connoisseur Seller.

          (b) There is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Sellers, threatened against the Stations.

          (c) To the knowledge of Sellers, there are neither pending nor threatened any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings involving any employee of the Stations or any union representing any such employee; and there are no existing labor or employment or other controversies or grievances involving employees of the Stations which have had or would have a Material Adverse Change or Effect on the Stations.

          (d) Each Connoisseur Seller is in material compliance with all laws relating to the employment of labor and all employment contractual obligations, including without limitation those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, tax withholding, affirmative action, discrimination, sexual harassment and wrongful discharge; and each Connoisseur Seller has withheld all amounts required by Law or agreement to be withheld from the wages or salaries of its employees.

     3.12 COMPLIANCE WITH LAW. Except as set forth in Schedule 3.12: (i) no Connoisseur Seller is in violation of, nor has any Connoisseur Seller received any notice asserting any non-compliance by it in connection with the operation of the Stations or use or ownership of any of the Sale Assets with, any applicable statute, rule or regulation, whether federal, state or local; (ii) no Connoisseur Seller is in default with respect to any judgment, order, injunction or decree of any court administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes which relates to the transactions contemplated hereby; and (iii) each Connoisseur Seller is in compliance with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Stations, and its present use of the Sale Assets does not violate any of such laws, regulations or orders, except with respect to subparts (i) and (iii) for violations or noncompliance which would not have a Material Adverse Change or Effect on the Stations. Without limiting the foregoing, Connoisseur Sellers have obtained all material Permits necessary or required for the operation of the Stations. Except as set forth on
Schedule 3.12, all such Permits are in full force and effect and will remain in full force and effect following such transfer or assignment, subject to the requirements of applicable law, and each Connoisseur Seller is in material compliance with all terms and conditions of such

Permits. Except as set forth on Schedule 3.12, there is no proceeding pending or, to Sellers' knowledge, threatened which may result in the reversal, rescission, termination, modification or suspension of any material Permit necessary for the operation of the Stations other than proceedings affecting segments of the broadcasting industry in general.

     3.13 ENVIRONMENTAL MATTERS; OSHA. Except as set forth on Schedule 3.13:

          (a) All Sale Assets and, with respect to the Stations and their use of the Sale Assets, Connoisseur Sellers are in material compliance with all Environmental Laws.

          (b) No Connoisseur Seller is subject to any judgment, decree, order or citation with respect to the Stations or the Real Property related to or arising out of Environmental Laws, and no Connoisseur Seller has received notice that it has been named or listed as a potentially responsible party by any Person or Governmental Entity in any matter arising under Environmental Laws. Without limiting the foregoing, no Connoisseur Seller has received notice of any civil, criminal, or administrative action, suit, order, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to Sellers' knowledge, threatened against any Connoisseur Seller with respect to any Station relating to the Environmental Laws, including, but not limited to, any license, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder.

          (c) Connoisseur Sellers have received no notice that any Environmental Lien has attached to any of the Sale Assets.

          (d) The operation of the Stations and all of the Sale Assets is in compliance with standards concerning radio frequency radiation exposure recommended in ANSI Standards C95.1 - 1982 or any subsequently adopted Standards to the extent required to be met under applicable Rules and Regulations, the OSHA Laws or other applicable Laws.

          (e) Connoisseur Sellers are in compliance with all OSHA Laws except for violations or noncompliance which are immaterial to Buyer or to the operation of the Stations by Buyer after the LMA Commencement Date.

     3.14 INSOLVENCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, under Title 11 of the United States Code or any applicable bankruptcy, insolvency or other similar Law (in each case, a "Bankruptcy Law"), affecting any Connoisseur Seller, or any of their assets or properties are pending. No Connoisseur Seller has made any assignment for the benefit of creditors, nor has any Connoisseur Seller taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings. No consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a material portion of any Connoisseur Seller's property has occurred.

     3.15 BROKER'S OR FINDER'S FEES. There are no finders, consultants, or brokers involved in the transactions contemplated by this Agreement and the other Documents on behalf of or engaged by any Seller or any affiliate of any Seller other than Lehman Brothers Inc. Connoisseur Sellers shall be responsible for the entire fee of Lehman Brothers Inc. for which they have contracted and of any other finder, consultant or broker who claims a fee based on any action of any Seller or any affiliate of any Seller.

     3.16 INSURANCE. Schedule 3.16 sets forth a summary of the material terms of the fire and extended coverage insurance with respect to all the tangible Sale Assets and public liability insurance that Connoisseur Sellers maintain as of the date hereof.

     3.17 TAXES. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any of the Sale Assets. None of the Sale Assets constitutes "tax exempt use property" within the meaning of Section l 68(h) of the Tax Code (or any corresponding provision of state, local or foreign Tax law, rule or regulation).

     3.18 FINANCIAL INFORMATION. Attached hereto as Schedule 3.18 are copies of Connoisseur Holdings' balance sheets and statements of income and cash flows (on a consolidated basis) encompassing the past three calendar years (which annual statements are audited), and for the nine-month period ending on September 30, 1999 (the most recent such balance sheet being the "Latest Balance Sheet" and the most recent such statement of income being the "Latest Income Statement"). The financial information set forth on Schedule 3.18 is true, complete and correct and presents fairly Connoisseur Holdings' financial position, income and expenses (on a consolidated basis), in accordance with generally accepted accounting principles consistently applied for the periods set forth (except that unaudited financial statements shall omit footnotes and shall be subject to year-end adjustments).

     3.19 CERTAIN CHANGES. Except as set forth on Schedule 3.19, during the period beginning on the date of the Latest Balance Sheet and ending on the LMA Commencement Date, (i) no Connoisseur Seller has sold or transferred any asset or canceled any debt or claim except in each case in the ordinary course of business; (ii) no Connoisseur Seller has increased the compensation payable or to become payable to any Station's employees, former employees or agents, except in the ordinary course of business in accordance with past practices; (iii) through the date of this Agreement, each Connoisseur Seller has conducted the business of the Stations only in the ordinary course consistent with its past practices (except to the extent otherwise expressly permitted hereto), (ivA there has been no material damage, destruction, or loss affecting any of the Sale Assets reflected on the Latest Balance Sheet; (v) no Connoisseur Seller has created, assumed, or suffered any Lien (other than Permitted Liens) on any of the Sale Assets; and (vi) no Connoisseur Seller has experienced the acquisition or taking of property by any Governmental Entity.

     3.20 PERSONNEL INFORMATION. Within 45 days after the date hereof, the Connoisseur Sellers shall have supplied to Buyer a true and complete list of all persons employed at the Stations as of the date of this Agreement, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 3.21 and Station Agreements described on Schedule 3.9) and a list of other material terms of any and all agreements affecting such persons and their employment as of such date.

     3.21 EMPLOYEE BENEFIT PLANS. Schedule 3.21 contains a true and complete list as of the date of this Agreement of all employee benefit plans as that term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, applicable to the employees of the Connoisseur Sellers employed at the Stations, and a brief description thereof. No Connoisseur Seller maintains any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, applicable to the employees of the Connoisseur Sellers employed at the Stations. No Connoisseur Seller has a commitment to create any additional employee benefit plan or to modify or change any existing employee benefits plan that would affect any employee or terminated employee of Sellers.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABRY

     ABRY represents and warrants to Buyer as follows:

     4.1 ORGANIZATION AND GOOD STANDING. ABRY is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. ABRY has all requisite partnership power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing, including qualification to do business where it is required to do so by applicable law, and to enter into and perform its obligations under this Agreement and each other Document to which it is a party.

     4.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by ABRY and the consummation by ABRY of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary partnership action on the part of ABRY. ABRY has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents to which it is a party have been, or (with respect to Documents to be delivered at the Closing) at or prior to Closing will be, duly executed by ABRY. This Agreement constitutes (and each of the other Documents to which it is a party constitutes or, when so executed and delivered, will constitute) a legal and valid obligation of ABRY enforceable against it in accordance with its terms.

     4.3 ABSENCE OF CONFLICTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by ABRY, and the consummation by ABRY of the transactions contemplated hereby and thereby:

          (a) do not and will not violate (with or without the giving of notice or the passage of time or both) any Law applicable to ABRY or result in the creation of any Lien with respect to any of the assets or properties of ABRY; and

          (b) do not and will not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration or obligation to make any payment under, the certificate of formation or partnership agreement of ABRY or any lease, agreement (including the Contribution Agreements), commitment, or other instrument which ABRY is a party to, bound by, or by which any of its assets or properties may be bound.

     4.4 GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except for the FCC Consents and the Lease Consents required under the Hart-Scott-Rodino Act and under Contract or Lease, ABRY's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party and the consummation by ABRY of the transaction contemplated hereby and thereby, do not and will not require any Consent.

     4.5 CONTRIBUTION AGREEMENTS. The Contribution Agreements are in full force and effect, are legal, valid and enforceable in accordance with their terms against all parties thereto and have not been amended, modified or supplemented since they have been executed.

     4.6 LITIGATION. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of ABRY, threatened against ABRY that would give any third party the right to enjoin the transactions contemplated by this Agreement.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing, including qualification to do business in all states where it is required to do so and to enter into and perform its obligations under this Agreement and each other Document to which it is a party.

     5.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer and any affiliate(s) of Buyer. Buyer has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents to which it is a party have been, or (with respect to Documents to be delivered at the Closing) at or prior to Closing will be, duly executed by Buyer. This Agreement constitutes (and each of the other Documents to which it is a party constitutes or, when so executed and delivered, will constitute) a legal and valid obligation of Buyer enforceable against it in accordance with its terms.

     5.3 ABSENCE OF CONFLICTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby:

          (a) do not and will not violate (with or without the giving of notice or the passage of time or both) any Law applicable to Buyer or result in the creation of any Lien with respect to any of the assets or properties of Buyer; and

          (b) do not and will not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration or obligation to make any payment under, the articles of incorporation or by-laws of Buyer or any lease, agreement, commitment, or other instrument which Buyer is a party to, bound by, or by which any of its assets or properties may be bound.

     5.4 GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except for the FCC Consents, the consents required under the Hart-Scott-Rodino Act, and those Consents listed on Schedule 5.4 (which have been obtained). Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents to which it is a party and the consummation by Buyer of the transaction contemplated hereby and thereby, do not and will not require any Consent.

     5.5  QUALIFICATION. Except as set forth on Schedule 5.5:

          (a) Buyer is fully qualified, legally, financially and otherwise, to timely receive all required FCC Consents and consummate all of the transactions contemplated by this Agreement subject to receipt of the Consents. Buyer has no knowledge of any facts concerning Buyer or any other Person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under any present Law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Stations upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications. Should Buyer become aware of any such fact it will so inform Sellers and will use its reasonable best efforts to remove any such disqualification as expeditiously as possible.

          (b) Without limiting the foregoing Section 5.5(a), Buyer shall make the affirmative certifications provided in Sections II and III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 6.2(a). Buyer represents that it can make all such certifications without divesting or promising to divest any mass media property and that it will not, prior to the Closing Date, acquire or apply to the FCC to acquire any mass media property that would make its certifications inaccurate or require a waiver of any FCC rule or regulation.

     5.6 FINANCIAL ABILITY. The Buyer has the financial resources to enable it to consummate the transactions contemplated by this Agreement.

     5.7 BROKER'S OR FINDER'S FEES. Buyer represents that there are no finders, consultants, or brokers involved in the transactions contemplated by this Agreement and the other Documents on behalf of or engaged by Buyer or any of its affiliates. Buyer shall be responsible for the entire fee of any broker and any other finder, consultant, or broker who claims a fee based on any action of Buyer or any affiliate of Buyer.

     5.8 LITIGATION. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer or any affiliate thereof which has had or would give any third party the right to enjoin or seek any other remedy materially adverse to any Seller.

                                   ARTICLE VI

                     TRANSACTIONS PRIOR TO THE CLOSING DATE

     6.1  CONDUCT OF THE STATIONS' BUSINESS PRIOR TO THE CLOSING DATE.

          (a) Through the LMA Commencement Date. Connoisseur Sellers covenant and agree with Buyer that between the date hereof and the LMA Commencement Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Connoisseur Sellers shall:

              (i) except as set forth on Schedule 6.1(a)(i), take such actions as are reasonably within their control to operate the Stations in the ordinary and prudent course of business and in substantially the same manner in which they are currently being operated with the intent of preserving the ongoing operations and assets of the Stations, including using reasonable efforts to retain at the Stations the services of the Continuing Employees;

              (ii) take such actions as are reasonably within their control to operate the Stations, maintain their assets and properties, and otherwise conduct its business in material accordance with the terms and conditions of the FCC Licenses, the Rules and Regulations, the Act and all other applicable Laws, and not cause by any act, or failure to act, any of the FCC Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings not resolved prior to the Closing for the suspension, revocation or adverse modification of any of the FCC Licenses, or fail to prosecute with due diligence any pending applications to the FCC;

              (iii) maintain the books and records of the Stations in Connoisseur Sellers' customary manner on a basis consistent with prior periods;

              (iv) use reasonable efforts to comply in all material respects with all Station Agreements now or hereafter existing;

              (v) promptly notify Buyer of all defaults by, or claims of material default against, any party under any Station Agreement which have or would have a Material Adverse Change or Effect;

              (vi) not materially amend, renew, materially modify or terminate any Contract which is listed on Schedule 3.9, other than in the ordinary course of business;

              (vii) notify Buyer of any material litigation pending or threatened in writing against any Station or any Seller insofar as the same relate to the Sale Assets or the Stations;

              (viii) use reasonable efforts to preserve (except with respect to the Headquarters Operations) the business organization of the Stations intact and preserve the goodwill of the Stations' suppliers, customers, and others having business relations with them;

              (ix) give prompt written notice to Buyer (A) if any Sale Assets shall have suffered damage on account of fire, explosion or other cause of any nature which is sufficient to prevent the operation of any Station as now operated or (B) if the regular broadcast transmission of any Station is interrupted or in any way materially impaired for a period of forty-eight (48) continuous hours or more;

              (x) deliver internally-prepared monthly balance sheets of Connoisseur Holdings on a consolidated basis and statements of income and cash flows of the Connoisseur Sellers to Buyer, within forty-five (45) days after the end of such month, solely for informational purposes;

              (xi) except as required by the applicable Law or written agreements currently in effect, or in the ordinary course of business, grant or agree to grant any general increases in the rates of salaries or wages payable to Continuing Employees of the Stations (provided that this clause (xi) shall not prevent any Seller from paying any bonus, whether nor not in the ordinary course of business); and

              (xii) not waive or release any material right relating to the business or operations of the Stations, except for adjustments or settlements made in the ordinary course of business consistent with their past practices.

          (b) Through the Closing Date. Subject to Section 2.9, from the date of this Agreement through the Closing (and thereafter, as provided in Section 6.1(b)(v)), unless the Buyer otherwise consents in writing, the Connoisseur Sellers will:

              (i) not cause or permit any Exclusive Employee to take or fail to take any action if the taking of, or failure to take, such action would cause any of the representations set forth in Article III hereof to be untrue in any material respect if it were remade on the Closing Date;

              (ii) maintain insurance upon the tangible Sale Assets in such amounts and of such kind in all material respects comparable to that in effect on the date hereof with respect to such Sale Assets, with insurers of substantially the same or better financial condition;

              (iii) not sell, lease or otherwise dispose of or remove from the premises of the Stations, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets which is equipment, except in the ordinary course of business;

              (iv) not apply to the FCC for any construction permit or modification of license which would alter the Stations' present operation;

              (v) not, from the time of execution of this Agreement through a ninety (90) day period after the Closing Date, commence a voluntary case under any provision of any Bankruptcy Law, or take any action to assist in or consent to the entry of an order for relief in an involuntary case under any such provision or consent to the appointment of or taking possession by receiver, or trustee or other custodian for all or a substantial part of its property;

              (vi) not amend, modify or waive any rights under the Contribution Agreements in any manner that adversely affects Buyer's rights;

              (vii)  not transfer any of the FCC Licenses; and

              (viii) use reasonable efforts to cooperate and not interfere with Buyer's efforts under the LMA to maintain the Station's present business organization, including the present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers, customers, independent contractors and others having business relations with it.

     6.2  GOVERNMENTAL CONSENTS.

          (a) Connoisseur Sellers and Buyer shall file with the FCC, within five
(5) Business Days after the date hereof, such applications and other documents in the name of Connoisseur Sellers or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Consents. Upon the filing of such assignment applications, Connoisseur Sellers shall be responsible for, and shall take the necessary steps, to provide legal notice concerning such filing in a timely fashion as required by the Rules and Regulations. Connoisseur Sellers and Buyer shall take all reasonable steps necessary to prosecute such filings with diligence and shall promptly respond to FCC inquiries concerning the processing of the applications, to make and keep the FCC Consents effective (including requesting any extension of the effectiveness thereof which may be required in order to permit the Closing to occur in accordance with the terms and conditions hereof), and to diligently oppose any objections to, appeals from, petitions to reconsider or administrative review of such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable.

          (b) Buyer and Connoisseur Sellers promptly will complete all documents required to be filed with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") in order to comply with the Hart-Scott-Rodino Act and file the same with the appropriate Governmental Entities within 5 Business Days after the date of this Agreement and will promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the Hart-Scott-Rodino Act or other federal antitrust laws for the consummation of the transactions contemplated hereby. All filing fees associated with any such action shall be paid one-half by Sellers and one-half by the Buyer (provided that the filing fee for the initial notice required to be filed pursuant to the Hart-Scott-Rodino Act will be paid one half by Buyer and one half in the aggregate by the Connoisseur Sellers).

          (c) Connoisseur Sellers and Buyer will not, and will cause its affiliates not to, take any action (including acquiring or agreeing to acquire any interest in any other media property) that may prevent (or delay, if such delay was reasonably foreseeable at the time such action was taken) the issuance or grant of any Consent of any Governmental Entity relating to any transaction contemplated by this Agreement or reduce the likelihood that any such Consent will be issued or granted. In the event of any conflict between any transaction contemplated by this Agreement and any other transaction involving Buyer or any of its affiliates, Buyer will, and will cause its affiliates to, defer, delay, terminate, change the form or scope of or otherwise modify such other transaction in such manner as may be required or desirable to cause or facilitate the issuance or grant of any Consent of any Governmental Entity or increase the likelihood that any such Consent will be issued or granted. Without limiting the foregoing, with respect to matters that are the subject of any Competition Law, Buyer will, and will cause its affiliates to, use reasonable efforts to take such actions as any Governmental Entity may require as a condition to the issuance or grant of any Consent or the consummation of any transaction contemplated by this Agreement or to avoid any injunctive or enforcement action, including, without limitation, (i) divesting or ceasing, or agreeing to divest or cease, ownership or activities relating to any media property (including one or more of the Stations), (ii) placing or agreeing to place one or more radio properties (including one or more of the Stations) or assets thereof, or activities relating thereto, under the control of an independent trustee having sole and exclusive operating control, power of disposal and other matters, or (iii) making or agreeing to make other arrangements on such terms as any Governmental Entity may require or request with respect to one or more such media properties, in order to comply with or avoid injunctive or enforcement action under any Competition Law. Buyer will keep Sellers reasonably apprised of its efforts to obtain all Consents of Governmental Entities, and promptly will inform Sellers of any request or indication described in the preceding sentence. Buyer agrees that no action described in the second-preceding sentence, nor the fact that any such action is requested or required, will be deemed to cause or result in a Material Adverse Change or Effect on the Stations, including for purposes of Article VII of this Agreement or Section 2(b)(i) of the LMA.

          (d) Each party shall furnish to the other(s) oral summaries of material discussions held by it with, and copies of any correspondence received from or pleadings or amendments filed by such party with, the FCC, Federal Trade Commission, the United States Department of Justice or any other Governmental Entities pertaining to the matters addressed in paragraphs (a), (b) and (c) above.

     6.3 OTHER CONSENTS. As Buyer may reasonably request, Connoisseur Sellers shall use their reasonable efforts to assist Buyer to obtain the Consents not described in Section 6.2, provided that Sellers shall not be required to pay or grant any consideration in order to obtain any such Consent (other than Connoisseur Sellers' own incidental out-of-pocket expenses).

     6.4 CONFIDENTIALITY; PRESS RELEASE. Subject to the requirements of applicable law, all information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement and the LMA are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any Person who does not have a confidential relationship with such party, (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing or termination of this Agreement, neither party will disclose or otherwise make available to any Person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Stations by Buyer. Each party shall use its best efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Sellers from:

              (i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Sellers in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to, or otherwise relating to, this Agreement or the LMA; or

              (ii) supplying or filing such information, data or materials in response to a valid subpoena or to or with the FCC or any other Governmental Entity with jurisdiction thereover to the extent reasonably necessary to obtain any Consent, and to consummate the transactions contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to agree upon the appropriate timing, form and content of such release or announcement prior to making such release or announcement. The provisions of this Section 6.4 shall not limit the obligations of Buyer pursuant to the letter agreement executed by Buyer and dated October 4, 1999, which agreement Buyer agrees is binding on it and shall survive the execution and delivery of this Agreement. As used in this Section 6.4, the term "party" means Buyer, on the one hand, and Sellers (collectively), on the other hand.

     6.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement and the LMA. Without limiting the foregoing, each of Buyer and each Seller will use reasonable efforts to ensure that all of its representations and warranties set forth in this Agreement remain true and correct up to and including the LMA Commencement Date or the Closing Date, as applicable.

     6.6 ACCESS AND INFORMATION. From the date hereof through the Closing, at all reasonable times and in such a manner which does not unreasonably interfere with the conduct of the Stations' operations, Connoisseur Sellers shall afford to Buyer and its current and prospective financing sources, and the officers, employees, accountants, consultants, legal counsel and other representatives of the foregoing, reasonable access (in the presence of a representative of Sellers, if Sellers so request) at all reasonable times to the properties, personnel, books and records, accountants, and all information concerning the business, financial condition, results of operations, properties, Contracts, records and personnel, of the Stations.

     6.7 EMPLOYEES. On or prior to February 29, 2000, Buyer may identify in writing those employees of Connoisseur Sellers to whom Buyer does not wish to offer employment as of the Closing in accordance with the terms of this Section
6.7 (the "Excluded Employees"). Prior to, but effective on the Closing Date, Buyer shall offer employment to all individuals who are employees of any Connoisseur Seller on the Closing Date and who are not Excluded Employees (the "Continuing Employees"), such employment to commence at the time of the Closing. Such employment which is offered will be on terms and conditions that, taken as a whole, are substantially as favorable to such Continuing Employee as the terms and conditions of such employee's employment with the Connoisseur Sellers. The Connoisseur Sellers shall not discourage, or interfere with Buyer's solicitation of, any Continuing Employee with respect to any such offer of employment or make any representation to any such Continuing Employee which is inconsistent with this Agreement. Sellers shall not, however, be precluded from offering employment to any Continuing Employee after such Continuing Employee declines the offer of employment by Buyer or who is discharged by Buyer, or after such Continuing Employee has resigned without any Seller or any of their representatives or agents inducing such resignation. The Connoisseur Sellers shall be responsible for the payment of all compensation and accrued employee benefits payable to all employees of the Stations up to the Closing Date. The Connoisseur Sellers acknowledge and agree that they and not Buyer are and shall be responsible for any and all severance, insurance, supplemental pension, deferred compensation, retirement and any other benefits, and related costs, premiums and claims, due, to become due, committed or otherwise promised to any person who, as of the Closing Date, is a retiree or former employee of the Connoisseur Sellers, or who is an Excluded Employee, relating to the period up to the Closing Date. Buyer, as purchaser of the Sale Assets, shall assume no employee benefit plans, programs or practices, whether or not set forth in writing, maintained by the Connoisseur Sellers at any time. As used in this Section 6.7, the term "employee" includes any independent contractor who is an individual and "employment" includes retaining such an individual as an independent contractor.

     6.8  BUYER'S INVESTIGATION AND SELLERS' REMEDIATION.

          (a) During the 90 days after the date of this Agreement (the "Investigation Period"), at its expense, Buyer may conduct such examination and investigation of matters relating to the Real Property, studios, transmitter facilities and other Sale Assets as Buyer deems advisable and appropriate. The term "Warranty Breach" means any matter that, on the date of this Agreement, constituted a breach of a representation or warranty of Connoisseur Sellers set forth in Article III (disregarding for purposes of this sentence all materiality references in Article III), and the "Cure Amount" for such Warranty Breach is the amount reasonably required to be incurred in order to cure or remedy such Warranty Breach. From time to time during the Investigation Period, Buyer may give Sellers written notice of any Warranty Breach. Each such notice will set forth Buyer's good faith estimate of the Cure Amount for such Warranty Breach.

          (b) If during the Investigation Period Buyer has identified to Sellers, pursuant to Section 6.8(a), Warranty Breaches that would cause the condition set forth in Section 7.1 not to be satisfied (disregarding Warranty Breaches that have theretofore been cured or remedied), then Buyer may give Sellers notice terminating this Agreement. Subject to the provisions of Section 6.8(c), such termination will be effective on the tenth (10th) Business Day after Sellers receive such notice.

          (c) A purported termination of this Agreement by Buyer pursuant to
Section 6.8(b) will not become effective if, on or prior to the tenth (10th) Business Day after Sellers receive Buyer's termination notice, Sellers give Buyer a written undertaking to use reasonable efforts prior to the Closing to cure or remedy those Warranty Breaches asserted at or prior to the time when Buyer's termination notice was given. If Connoisseur Sellers give Buyer such an undertaking, then the maximum amount that Connoisseur Sellers will be required to incur in order to cure or remedy any such Warranty Breach will be the estimated Cure Amount specified by Buyer for such Warranty Breach pursuant to Section 6.8(a). If the Closing occurs and any such Warranty Breach is not cured or remedied, then the purchase price for the Sale Assets will be reduced by (i) the excess of the estimated Cure Amount specified for such Warranty Breach pursuant to Section 6.8(a) over the amount actually incurred by Connoisseur Sellers prior to the Closing to cure or remedy such Warranty Breach or, if less, (ii) the actual additional amount reasonably required to be expended by Buyer after the Closing to cure or remedy such Warranty Breach, and such reduction will constitute Buyer's sole remedy in respect of such Warranty Breach after the Closing.

          (d) The provisions of this Section 6.8(d) will apply only to those Warranty Breaches that Buyer has identified to Sellers during the Investigation Period pursuant to Section 6.8(a), and will only apply if Buyer has not given notice terminating this Agreement pursuant to Section 6.8(b). If Buyer gives Sellers notice of any Warranty Breach pursuant to Section 6.8(a) during the Investigation Period, then prior to the Closing Connoisseur Sellers will use reasonable efforts to cure or remedy each such Warranty Breach; provided that:

              (i) in their attempts to cure or remedy Warranty Breaches, Connoisseur Sellers in the aggregate will not be required to incur more than $1,000,000 in the aggregate; and

              (ii) if the Closing occurs and any such Warranty Breach has not been cured or remedied, then the purchase price for the Sale Assets will be reduced by the lesser of (x) $1,000,000, reduced by the aggregate amount incurred by Connoisseur Sellers in their efforts to cure or remedy all Warranty Breaches, and (y) the amount reasonably required to be incurred by Buyer after the Closing to complete the cure or remedy of all such Warranty Breaches.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

     Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.8(a) and 3.15 and in
Article IV (which shall be interpreted for purposes of this Section 7.1 without giving effect to any qualification based on materiality) will be true and correct at and as of the time of the Closing as though then made, except with respect to facts and circumstances that in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Change or Effect, and the other representations and warranties set forth in Article III (which shall be interpreted for purposes of this Section 7.1 without giving effect to any qualification based on materiality) will have been true and correct at and as of the Commencement Time as though then made, except with respect to facts and circumstances that in the aggregate have not had, and could not reasonably be



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

expected to have, a Material Adverse Change or Effect.

     7.2 PERFORMANCE OF AGREEMENTS. Sellers shall have performed and complied with in all respects the covenants, agreements and obligations required by this Agreement and the LMA to be performed or complied with by them prior to or upon the Closing Date, except in such respects as, taken together, have not had and would not have a Material Adverse Change or Effect on the Stations.

     7.3  FCC AND OTHER CONSENTS.

          (a) The FCC Consents shall have been granted by the FCC and remain in effect and shall have become Final Actions, provided, however, that, subject to
Section 8.3, Buyer may waive the requirement of Final Actions and specify that Closing shall be held after the FCC Consents shall have become effective.

          (b) Conditions which the FCC Consents or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specify and require to be satisfied by Sellers prior to assignment of the FCC Licenses to Buyer shall have been satisfied by Sellers.

          (c) Any other Consents of Governmental Entities required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and other requirements under any Law for such consummation shall have been fulfilled; and, subject to Section 6.2(c), neither the FCC Consents nor any other such Consents shall contain any conditions that are materially adverse to Buyer or that have or would have a Material Adverse Change or Effect on the Stations.

     7.4 ADVERSE PROCEEDINGS. Other than any matter that could have been avoided had Buyer complied with Section 6.2(c), no suit, action, claim, investigation, inquiry, or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, (a) Buyer which: (i) would render it unlawful, as of the Closing Date, for Buyer to effect the transactions contemplated by this Agreement in accordance with its terms;
(ii) seeks to enjoin Buyer's consummation of any transaction contemplated hereby or could cause any of the transactions contemplated hereunder to be rescinded following consummation; or (iii) seeks material damages from Buyer on account of the consummation of any transaction contemplated hereby; or (b) Seller which is a petition of bankruptcy by or against any Seller (so long as such petition is not entered by Buyer or its affiliates), an assignment by any Seller for the benefit of its creditors, or other similar insolvency proceeding.

     7.5 DELIVERY OF CLOSING DOCUMENTS. Sellers shall have delivered or caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant



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

to Section 9.2.

     7.6 OTHER DOCUMENTS. The Post-Closing Escrow Agreement shall have been executed by Continuity and a financial institution (as the initial Post-Closing Escrow Agent) reasonably acceptable to Buyer.

     7.7 NON-COMPETITION AGREEMENT. Jeffrey Warshaw shall have entered into a Non-Competition Agreement with Buyer substantially in the form of Exhibit C (as in effect from time to time, the "Non-Competition Agreement"), such Non-Competition Agreement to be for a term ending on June 30, 2001 limited to the markets in which Connoisseur Sellers currently own or operate radio stations.

     7.8  CONSENTS. All Consents required under the Contracts described on
Schedule 7.8 shall have been obtained and be in effect.

                                  ARTICLE VIII

           CONDITIONS PRECEDENT OF THE OBLIGATION OF SELLERS TO CLOSE

     The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Sellers in writing:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article V of this Agreement (disregarding for purposes of this Section 8.1 all materiality references therein) shall be true and correct as of the Closing Date, except in such respects as, taken together, have not had and would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

     8.2 PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all respects all of its covenants, agreements and obligations required by this Agreement and the LMA to be performed or complied with by it prior to or upon the Closing Date, except in such respects as, taken together, have not had and would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

     8.3  FCC AND OTHER CONSENTS.

          (a) The FCC Consents shall have been granted by the FCC and shall be effective under the rules of the FCC.

          (b) Conditions which the FCC Consents or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specify and require to be satisfied by Buyer prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

          (c) Any other Consents of any Governmental Entity required to permit the consummation by Sellers of the transactions contemplated by this Agreement shall have been obtained; all statutory and other requirements under any Law for such consummation shall have been fulfilled; and no such Consents shall contain any conditions that are materially adverse to Sellers or that have or would have a materially adverse effect on any Seller or the transactions contemplated by this Agreement.

     8.4 ADVERSE PROCEEDINGS. No suit, action, claim, investigation, inquiry, or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, (a) any Seller which: (i) would render it unlawful, as of the Closing Date, for any Seller to effect the transactions contemplated by this Agreement in accordance with its terms; (ii) seeks to enjoin any Seller's consummation of any transaction contemplated hereby or could cause any of the transactions contemplated hereunder to be rescinded following consummation; or (iii) seeks material damages from any Seller on account of the consummation of any transaction contemplated hereby; or (b) against Buyer which is a petition of bankruptcy by or against Buyer, an assignment by Buyer for the benefit of its creditors, or other similar insolvency proceeding.

     8.5 DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE. Buyer shall have delivered or caused to be delivered to Sellers on the Closing Date each of the Documents required to be delivered pursuant to Section 9.3, and Buyer shall contemporaneously make payments of the full amounts due to be paid under Section 2.5(b).

     8.6 OTHER DOCUMENTS. The Post-Closing Escrow Agreement shall have been executed by Buyer and a financial institution (as the initial Post-Closing Escrow Agent) reasonably acceptable to Sellers.

                                   ARTICLE IX

                                     CLOSING

     9.1 TIME AND PLACE. Unless otherwise agreed to in advance by the parties, the Closing shall take place at the offices of Sellers' counsel in New York, New York or at such other place as the parties agree, at 10:00 a.m. Eastern Time on a date (the "Closing Date") which is specified in writing by Buyer by notice to Sellers not fewer than ten (10) Business Days prior to such date (which date shall not be later than the Business Day after the satisfaction of the conditions set forth in Section 7.3(a)).

     9.2 DELIVERIES TO BUYER BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

          (a) SECRETARY'S CERTIFICATE. Certified resolutions of the general partner of



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

each Seller's general partner approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of transactions contemplated hereby and thereby.

          (b) BILL OF SALE. A bill of sale and other instruments of transfer and conveyance transferring to Buyer in accordance with the terms of this Agreement the Connoisseur Sellers' respective interests in the Tangible Personal Property and the Intangible Personal Property.

          (c) DEEDS. A limited warranty deed with respect to each Owned Real Property, conveying to Buyer fee simple title to such Owned Property, subject only to Permitted Liens.

          (d) RELEASES. Executed releases, in suitable form for filing, of all Liens with respect to the Sale Assets (other than Continuing Liens).

          (e) ASSIGNMENT OF AGREEMENTS AND LEASES. An instrument or instruments assigning to Buyer all right, title and interest of Sellers in and to all Station Agreements and Leases being assumed by Buyer and the Options.

          (f) ASSIGNMENT OF FCC LICENSES. An instrument assigning to Buyer all right, title and interest of Connoisseur Sellers in the FCC Licenses, any pending applications relating to the Stations before the FCC, and any remaining Sale Assets not otherwise conveyed.

          (g) POST-CLOSING ESCROW AGREEMENT. The Post-Closing Escrow Agreement substantially in the form attached hereto as Exhibit A, executed by Continuity on behalf of Sellers.

          (h) GOOD STANDING CERTIFICATES. Governmental certificates showing that each Seller: (a) is duly organized and in good standing in the State of Delaware, each certified as of a date not more than thirty (30) days before the Closing Date;

          (i) PRE-CLOSING ESCROW INSTRUCTIONS. Instructions for delivery to the Pre-Closing Escrow Agent to the effect described in Sections 2.4 and 2.5 with respect to the Earnest Money and earnings thereon.

          (j) NON-COMPETITION AGREEMENT. The Non-Competition Agreement substantially in the form attached hereto as Exhibit C, executed by Jeffrey Warshaw.

          (k) CLOSING CERTIFICATE. A Certificate, dated as of the Closing Date, executed by each Seller attesting to the satisfaction of the conditions set forth in Section 7.1 and 7.2.

     9.3 DELIVERIES TO SELLERS BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

          (a) SECRETARY'S CERTIFICATE. Certified resolutions of the Board of Directors of Buyer approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

          (b) PURCHASE PRICE. The portion of the Purchase Price described in Subsection 2.5(b), by wire transfer of immediately available funds to the domestic bank accounts specified by recipients described therein.

          (c) ASSUMPTION AGREEMENT. The agreement of Buyer assuming the Assumed Obligations.

          (d) POST-CLOSING ESCROW AGREEMENT. The Post Closing Escrow Agreement, substantially in the form attached hereto as Exhibit A, executed by the Buyer.

          (e) PRE-CLOSING ESCROW INSTRUCTIONS. Instructions for delivery to the Pre-Closing Escrow Agent to the effect described in Sections 2.4 and 2.5 with respect to the Earnest Money and earnings thereon.

          (f) NON-COMPETITION AGREEMENT. The Non-Competition Agreement substantially in the form attached hereto as Exhibit C, executed by Buyer.

          (g) CLOSING CERTIFICATE. A Certificate, dated as of the Closing Date, executed by Buyer attesting to the satisfaction of the conditions set forth in
Section 8.1 and 8.2.

                                    ARTICLE X

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties covenants and agreements contained in this Agreement or in any other Document shall survive the Closing (with the obligations under such covenants and agreements continuing indefinitely or until such time as, by their respective terms, they no longer are applicable). No claim may be brought under this Agreement or any other Document in respect of any breach of any representation or warranty unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. Any such claim shall be pursued with reasonable diligence. In the event such a notice is so given, the right to indemnification with respect thereto under this Article X shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto under this Article X are fully satisfied.

     10.2 EXCLUSIVITY OF REMEDY. From and after the Closing, no claim may be brought or maintained against Buyer or Sellers or any of their respective partners, officers, directors, employees (present or former) or other affiliates by any other party, and no recourse may be sought or granted against any Person, after the Closing by virtue of or based upon any alleged misstatement, omission, inaccuracy in, or breach of any representation or warranty of Buyer or any Seller set forth in or made pursuant to this Agreement, other than as provided in this Article X or in respect of actual fraud, and in no event will Buyer, after the Closing, be entitled to claim or seek any rescission of the purchase and sale of the Sale Assets and the Options or any of the other Closing Transactions, any right of rescission or rights to damages which Buyer might otherwise have being hereby expressly waived and any claims or judgments being limited accordingly. Prior to the Closing Date, Buyer will have the opportunity to conduct, to its satisfaction, an independent investigation of the financial condition, results of operations, liabilities, properties and projected operations of Sellers with respect to the Sale Assets. In determining to proceed with the transactions contemplated by this Agreement, Buyer has relied and will rely on the covenants of Sellers, the results of such independent investigation and the representations and warranties of Sellers made in and pursuant to this Agreement, including the certifications to be made in any certificate to be delivered pursuant to Section 9.2(k). SUCH COVENANTS, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS CONSTITUTE THE SOLE AND EXCLUSIVE COVENANTS, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS OF SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER COVENANTS, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS OF ANY KIND OR NATURE AND WHETHER ORAL OR CONTAINED IN ANY WRITING OTHER THAN THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO) OR ANY SUCH CERTIFICATE (INCLUDING ANY REPRESENTATION OR WARRANTY RELATING TO THE PROJECTED, FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OR OPERATIONS OR LIABILITIES RELATING TO THE ASSETS) ARE SPECIFICALLY DISCLAIMED BY SELLERS. Buyer acknowledges that Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Sale Assets and their value and suitability for Buyer's purposes. Except as expressly set forth in Articles III and IV of this Agreement, Buyer acknowledges that no Seller nor anyone on behalf of Sellers has made any representations, statements or warranties regarding the Sale Assets, including the physical condition of the Sale Assets, the value, nature or quality of the Sale Assets, any income to be derived from the Sale Assets, the suitability of the Sale Assets for any activities or uses which Buyer may wish to conduct, compliance of the Sale Assets with any law, ordinance, rule, or regulation, or the status of any permits or approvals relating to or required in connection with the Sale Assets or any other matters. Except as expressly set forth in Articles III and IV of this Agreement, to the extent Sellers have made or in the future make any information regarding any aspect of the Sale Assets available to Buyer, Sellers have done or will be doing so only as an accommodation to Buyer. No party hereto will be liable under this Agreement for lost profits,



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

lost opportunity costs or special, consequential, incidental, indirect or punitive damages. Buyer and Sellers waive compliance with, and agree that no attempt will be made to give notice under or otherwise comply with, the provisions of any bulk-sale or similar Law, and neither Buyer nor any Seller will have any claim against any of the other of them for failure to give any such notice or otherwise comply therewith.

     10.3 INDEMNIFICATION BY SELLERS.

          (a) Subject to the provisions of Sections 10.3(b) and 10.7, after the Closing, Sellers, jointly and severally, shall indemnify and hold harmless Buyer with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities, and expenses (including reasonable attorneys' fees) (collectively, "Losses") to the extent caused by:

              (i) Any breach by Connoisseur Sellers of any of their representations and warranties set forth in Article III of this Agreement or any other Document (provided that Sellers shall not be liable to Buyer for any Losses arising from the failure of Sellers to set forth any Contract required to be set forth on Schedule 3.9, Buyer's sole remedy in such instance being to refuse the assignment of, and decline to assume Sellers' obligations under, such Contract);

              (ii) Any breach or non-performance by Connoisseur Sellers of any of their covenants and agreements set forth in this Agreement or any other Document; or

              (iii) All liabilities and obligations (including all liabilities arising out of actions or events prior to the Closing) of Connoisseur Sellers, other than the Assumed Obligations.

          (b) Notwithstanding anything contained herein to the contrary, if the Closing occurs, Sellers shall not be obligated to indemnify Buyer in respect of any Losses described in Subsection 10.3(a) either: (i) for any amounts in excess of the Indemnification Funds in the aggregate, (ii) unless and until the aggregate amount of such Losses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification thereunder for all Losses (subject to clause (i) above), provided that any amounts owed by Sellers to Buyer under Section 2.7 shall not be counted in determining whether Buyer's Threshold Limitation is satisfied, and Buyer shall have the right to recover amounts under Section 2.7 without regard to such limitation, or (iii) as to any matter of a type described in clause 10.3(a)(i) and of which any Seller gave Buyer written notice (including by means of an exception to the certification delivered pursuant to Section 9.2(k)), or of which Buyer had knowledge, at or prior to the time of the Closing (a "Known Breach"), if as of the Closing Date all Known Breaches, considered together, had, or could reasonably be expected to have, a Material Adverse Change or Effect.

     10.4 INDEMNIFICATION BY ABRY.



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

          (a) Subject to the provisions of Sections 10.4(b) and 10.7, after the Closing, ABRY shall indemnify and hold harmless Buyer with respect to any and all Losses to the extent caused by:

              (i) Any breach by ABRY of any of its representations and warranties set forth in Article IV of this Agreement or any other Document; or

              (ii) Any breach or non-performance by ABRY of any of its covenants and agreements set forth in this Agreement or any other Document.

          (b) Notwithstanding anything contained herein to the contrary, if the Closing occurs, ABRY shall not be obligated to indemnify Buyer in respect of any Losses described in Subsection 10.4(a) as to any matter of which any Seller gave Buyer written notice (including by means of an exception to the certification delivered pursuant to Section 9.2(k)), or of which Buyer had knowledge, at or prior to the time of the Closing.

     10.5 INDEMNIFICATION BY BUYER.

          (a) Subject to the provisions of Section 10.5(b), after the Closing, Buyer shall indemnify and hold harmless Sellers with respect to any and all Losses to the extent caused by:

              (i) Any breach by Buyer of any of its representations and warranties set forth in Article V of this Agreement or in any other Document;

              (ii) Any breach or non-performance by Buyer of any of its covenants and agreements set forth in this Agreement or any other Document;

              (iii) The ownership or operation of the Stations on and after the Closing Date; or

              (iv) All other liabilities or obligations of Buyer including, without limitation, the Assumed Obligations.

          (b) Notwithstanding anything contained herein to the contrary, if the Closing occurs, Buyer shall not be obligated to indemnify Sellers in respect of any Losses described in Subsection 10.5(a) as to any matter of which Buyer gave Sellers written notice (including by means of an exception to the certification delivered pursuant to Section 9.3(g)), or of which Sellers knowledge, at or prior to the time of the Closing.

     10.6 INDEMNIFICATION PROCEDURES.

          (a) If any third party shall notify an Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Indemnifying Party under this Article X, then the Indemnified Party shall promptly notify the



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

Indemnifying Party thereof in writing.

          (b) The Indemnifying Party will have the right to defend the Indemnified Party against any Third Party Claim with counsel of its choice which is reasonably satisfactory to the Indemnified Party, so long as the Indemnifying Party notifies the Indemnified Party in writing within ten (10) Business Days after the Indemnified Party has given notice of the Third Party Claim pursuant to Section 10.6(a), to the effect that the Indemnifying Party will assume such defense. The Indemnified Party will cooperate (at the Indemnifying Party's expense other than for legal fees of Indemnified Party not related to the request) in any manner which the Indemnifying Party may reasonably request in connection with any such defense.

          (c) If the Indemnifying Party elects to conduct the defense of any Third Party Claim in accordance with Section 10.6(b), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control or direct) the defense of such Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless such judgment or settlement provides a complete release of the Indemnified Party in respect of such Third Party Claim.

          (d) If the Indemnifying Party does not elect to assume the defense of a Third Party Claim pursuant to Section 10.6(b), the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (provided the Indemnified Party obtains the consent from any Indemnifying Party in connection therewith, which consent shall not be unreasonably withheld).

     10.7 INDEMNITY PAYMENTS. Recourse to the Indemnification Funds (and any earnings thereon held in escrow pursuant to the Post-Closing Escrow Agreement) shall be the sole remedy for the Buyer for any claim made pursuant to this
Article X. The parties agree that any payments made pursuant to this Article X will be treated by the parties on all applicable tax returns as an adjustment to the Purchase Price.

                                   ARTICLE XI

                                   TERMINATION

     11.1 TERMINATION. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

          (a) the giving of written notice by Sellers to Buyer, or by Buyer to Sellers, if:



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

              (i) Sellers give such termination notice and no Seller is at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

              (ii) either:

                   (A) any of the representations and warranties contained herein of Buyer (if such termination notice is given by Sellers), or of Sellers (if such termination notice is given by Buyer), are inaccurate in any respect specified in such notice that would prevent the condition set forth in Section 2(b)(i)(A) or Section 2(b)(ii)(A) of the LMA or Section 7.1 or 8.1 of this Agreement (as applicable) from being satisfied (unless the inaccuracy has been induced by or is the result of actions or omissions of the party or parties giving such termination notice) and such inaccuracy has not been cured within thirty (30) days after written notice thereof from the party or parties giving such termination notice nor waived in writing by the party or parties giving such termination notice; or

                   (B) any material obligation to be performed by Buyer (if such termination notice is given by Sellers) or by Sellers (if such termination notice is given by Buyer) is breached or not timely performed in any respect specified in such notice that prevents any other condition set forth in Section 2(b)(i) or 2(b)(ii) of the LMA or Article VII or VIII of this Agreement from being satisfied (unless the lack of timely performance has been induced by or is the result of actions or omissions of the party or parties giving such termination notice) and such breach or nonperformance has not been cured within thirty (30) days after written notice thereof (which cure period and notice will not be required with respect to Buyer's obligation to pay the Purchase Price on the Closing Date or any party's requirement to commence operations under the LMA pursuant to its terms) from the party or parties giving such termination notice nor waived in writing by the party or parties giving such termination notice; or

          (b) the giving of written notice by Sellers to Buyer, or by Buyer to Sellers, at any time after the Drop-Dead Date, if each condition set forth in
Article VII or Article VIII that has not been satisfied or waived (and that would not be satisfied or waived by the delivery of documents at the Closing) has not been satisfied solely or primarily by reason of any fact or circumstance constituting a breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement (including the failure or refusal of Buyer or any affiliate of Buyer to act as required by Section 6.2(c));

          (c) the giving of written notice by Sellers to Buyer, or by Buyer to Sellers, at any time after the Drop-Dead Date, under any circumstances not described in Section 11.1(b), provided that termination shall not occur upon the giving of such termination notice by Sellers if Sellers are at such time in material default hereunder or upon the giving of such termination



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

notice by Buyer if Buyer at such time is in material default hereunder;

          (d) the giving of written notice by Buyer to Sellers, or by Sellers to Buyer, if the FCC denies the FCC Application, provided that (i) the notifying party is not in breach of this Agreement at the time of such notice and (ii) none of the circumstances described in Section 11.1(b) exist;

          (e) the giving of written notice by Buyer to Sellers, or by Sellers to Buyer, if any court of competent jurisdiction shall have issued an order, decree or ruling (which then remains in effect) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement provided that (i) the notifying party is not in breach of this Agreement at the time of such notice and (ii) none of the circumstances described in Section 11.1(b) exist;

          (f) subject to Section 6.8(c), the giving of written notice by Buyer pursuant to Section 6.8(b), if pursuant to Section 6.8(a), during the Investigation Period Buyer had identified Warranty Breaches that would cause the condition set forth in Section 7.1 not to be satisfied (disregarding Warranty Breaches that have been cured or remedied at the time such notice was given);

          (g) the giving of written notice by Buyer to Sellers, if the LMA is terminated pursuant to Section 24(b) of the LMA (i.e., when a "Continuity Event of Default" under the LMA exists);

          (h) the giving of written notice by Sellers to Buyer, if the LMA is terminated pursuant to Section 24(a) of the LMA (i.e., when a "Broker Event of Default" under the LMA exists); or

          (i) the giving of written notice by Sellers to Buyer, at any time when Buyer is required to, but has not, (A) delivered to the Pre-Closing Escrow Agent a letter of credit or any amount of cash required to be delivered or deposited by Buyer pursuant to Section 2.4(b) or (B) made any prepayment of the Purchase Price required to be made pursuant to Section 2.10.

     11.2 OBLIGATIONS UPON TERMINATION.

          (a) Subject to the last sentence of Section 14.18 of this Agreement, and Section 8(b)(6) of the Pre-Closing Escrow Agreement, if this Agreement is terminated pursuant to Section 11.1, then the aggregate liability of Buyer for breach hereunder shall be limited as provided in Section 11.2(c) below, and the aggregate liability of Sellers for breach hereunder shall be limited as provided in Section 11.2(d) below.

          (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money (and the earnings thereon) from the Pre-Closing Escrow Agent under the Pre-Closing Escrow Agreement (i) if such termination is effected by Buyer's giving of valid written notice to Sellers pursuant to any of Sections 11.1(a), (c), (d), (e), (f) or (g) or (ii) if such



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

termination is effected by Sellers' giving of valid written notice to Buyer pursuant to Section 11.1(c), (d) or (e). If Buyer is entitled to the return of the Earnest Money (and the earnings thereon), then Sellers shall cooperate with Buyer in taking such action as is required under the Pre-Closing Escrow Agreement in order to effect such return from the Pre-Closing Escrow Agent.

          (c) If this Agreement is terminated by Sellers' giving valid written notice to Buyer pursuant to any of Sections 11.1(a), (b), (h) or (i) or Buyer's giving valid written notice pursuant to Section 11.1(b), Buyer agrees that Sellers shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, an amount equal to the Sellers' Liquidated Damages Amount and Sellers shall be entitled to retain any prepayment of the Purchase Price made pursuant to Section 2.10. Sellers' receipt of the Sellers' Liquidated Damages Amount and retention of any such prepayment in such event shall constitute payment of liquidated damages hereunder and not a penalty, and shall be Sellers' sole remedy at law or in equity for Buyer's breach hereunder if the Closing does not occur (except that Sellers shall be entitled without limit to any remedy available at law or in equity in respect of any breach by Buyer of
Section 6.4 and Sellers shall be entitled to recover damages as provided in
Section 24(d) of the LMA). Buyer and Sellers each acknowledge and agree that the Sellers' Liquidated Damages Amount and Sellers' retention of any such prepayment are reasonable in light of the anticipated harm which will be caused by Buyer's breach of this Agreement, the difficulty of proof of loss, the inconvenience and nonfeasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated hereunder and thereunder. Buyer shall have no liability if this Agreement is terminated by Sellers' giving valid written notice to Buyer pursuant to Section 11.1(c), (d) or (e) or Buyer's giving of valid written notice to Sellers pursuant to any of Sections 11.1(a), (c), (d),
(e), (f) or (g); provided that, in any event, Sellers shall be entitled to retain any prepayment of the Purchase Price made pursuant to Section 2.10.

          (d) If this Agreement is terminated by Buyer's giving valid notice pursuant to Section 11.1(a), then Sellers shall be liable for any inaccuracy of their representations and warranties and any beach or nonperformance of their covenants, agreements and obligations hereunder occurring prior to such termination. Such liability shall be limited to Buyer's actual damages and costs and expenses related thereto, and in no case shall Sellers be liable (i) for lost profits, lost opportunity costs or special, consequential, incidental, indirect or punitive damages suffered or claimed to be suffered by Buyer or (ii) an aggregate amount in excess of $250,000. Sellers shall have no liability if this Agreement is terminated by Buyer's giving valid written notice to Sellers pursuant to any of Sections 11.1(b), (c), (d), (e), (f) or (g) or Sellers' validly giving valid written notice pursuant to any of Sections 11.1(a), (b),
(c), (d), (e), (h) or (i). In lieu of termination under Section 11.1(a) and receipt of damages from Seller under this Section 11.2(d), Buyer may pursue specific performance pursuant to Section 14.4.

     11.3 TERMINATION NOTICE. Each notice given by a party pursuant to Section
11.1 purporting to terminate this Agreement shall specify the Section or Subsection of Section 11.1 (and clause or clauses thereof, if applicable) pursuant to which such notice is purported to be given and shall be sufficiently detailed as to apprise the other party or parties of the specific nature of the default so claimed.



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

                                   ARTICLE XII

                                    CASUALTY

     Upon the occurrence of any material casualty, loss, damage or destruction to the Sale Assets prior to the LMA Commencement Date, Connoisseur Sellers shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Connoisseur Sellers shall use their reasonable efforts promptly (a) to recover any related insurance proceeds, and (b) to commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property, provided, however, that if Connoisseur Sellers shall have complied with Section 6.1(b)(ii) hereof, then, except as Sellers may otherwise agree in writing, Sellers shall have no obligation to incur any costs or expenses for such repair or replacement beyond collected insurance proceeds. Notwithstanding the terms of this Agreement and the LMA, Sellers shall have not fewer than ninety (90) days after the occurrence of such loss, damage or destruction to complete the repair or replacement of such lost, damaged or destroyed property, the LMA Commencement Date (or the Closing, if the LMA Commencement Date has not occurred) shall be extended, if necessary, and Buyer shall not have the right to terminate this Agreement during such ninety (90) day period on the basis that the conditions set forth in
Section 2(b)(i) of the LMA or Article VII of this Agreement are not or will not be satisfied as a result of such loss, damage or destruction. If the repair or replacement of any such lost, damaged or destroyed property is not substantially completed on or prior to the ninetieth (90th) day after the occurrence of such loss, damage or destruction (or, if later, the date upon which the LMA Commencement Date or the Closing would otherwise occur), Buyer may nonetheless elect to commence operations under the LMA or effect the Closing, as applicable (subject to the satisfaction or waiver of the conditions set forth in Section 2(b)(ii) of the LMA or Article VIII of this Agreement, as applicable), in which event, at the Closing (i) Connoisseur Sellers shall assign to Buyer the portion of the insurance proceeds not previously expended by Connoisseur Sellers, up to an amount sufficient to permit Buyer to complete the repair or replacement of repair or replace the damaged or destroyed property, and (ii) Buyer shall accept the damaged Sale Assets in their damaged condition. The fact that any such loss, damage or destruction has occurred shall result in a delay in the commencement of operations under the LMA or the Closing contemplated by this Article XII only if, after giving effect thereto, the condition set forth in Section 2(b)(i)(A) of the LMA or Section 7.1 of this Agreement, as applicable, is not satisfied.

                                  ARTICLE XIII

                               CONTROL OF STATIONS

     Between the date of this Agreement and the Closing Date, Buyer shall not control or attempt to control the operation of the Stations or the conduct of their respective businesses, which shall remain the sole responsibility and under the control of Connoisseur Sellers, subject to Connoisseur Sellers' compliance with this Agreement.



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

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 FURTHER ACTIONS. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver to any other party such documents as such other party may reasonably request in order more effectively to consummate and effect the transactions contemplated hereby.

     14.2 ACCESS AFTER THE CLOSING DATE. After the Closing, Buyer shall provide Sellers, and Sellers' counsel, accountants and other representatives, and each Connoisseur Seller shall provide Buyer and Buyer's counsel, accountants and other representatives, with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents relating to the Stations in its possession pertaining to transactions occurring prior to the Closing Date when requested, provided that such access does not unreasonably interfere with the business or operations of the Stations or the Person providing such access. At the request and expense of the requesting Person, Buyer and Connoisseur Sellers shall deliver copies of any such books and records to the other of them. Neither Buyer nor any Connoisseur Seller will destroy or otherwise dispose of any such books and records unless such Person gives Buyer (in the case of any Connoisseur Seller) or Sellers (in the case of Buyer) not less than 20 Business Days' prior written notice of such intended destruction or disposal specifying in reasonable detail the books and records proposed to be destroyed or disposed of, provided that, prior to such destruction or disposal, Buyer or Connoisseur Sellers, as the case may be, may request that the books and records proposed to be destroyed of disposed of instead be delivered to such party, at such party's expense, in any manner which such party may reasonably indicate by notice within such 20 Business Day period to the party proposing to make such destruction or disposal, in which case the party proposing to make such destruction or disposal will instead so deliver such books and records.

     14.3 PAYMENT OF EXPENSES.

          (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 6.2 shall be shared one-half by Buyer and one-half by Sellers.

          (b) All state or local sales or use, stamp or transfer, grant and other similar Taxes (excluding recording fees) payable in connection with consummation of the transactions contemplated hereby shall be shared one-half by Buyer and one-half by Sellers.

          (c) Recording fees shall be paid by Buyer.

          (d) Buyer shall pay all costs relating to any commitment of title insurance, any title insurance policies and any surveys obtained with respect to the Real Property in connection with or in preparation for the Closing, and Connoisseur Sellers will reimburse Buyer for the



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

lesser of (i) 50% of the aggregate amount of such costs and (ii) $50,000. Buyer shall pay all costs associated with any environmental assessments that it performs.

          (e) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party in connection with this Agreement and the consummation of the transactions contemplated herein.

     14.4 SPECIFIC PERFORMANCE.

          (a) The parties mutually agree that the Stations, the Sale Assets and the Options are unique and cannot readily be purchased on the open market. For that reason, among others, Buyer will be irreparably damaged in the absence of the consummation of the transactions contemplated by this Agreement. In the event of a breach by Sellers under this Agreement, Buyer's rights, and the obligations of Sellers, shall, at Buyer's election, be enforceable by a decree of specific performance (in lieu of receiving monetary damages for actual damages resulting from such breach), subject to the conditions set forth in
Article VIII. In such event of Sellers' breach of their obligation to consummate the Closing or a breach by any Seller of Section 6.4, and if Buyer pursues the remedy of specific performance of this Agreement, Sellers hereby agree not to require Buyer to prove actual damages and Sellers agree not to raise any defense or objection to Buyer's enforcement action on the grounds that Buyer's damage may be adequately compensated by money damages only.

          (b) In the event of a breach by Buyer under Section 6.4, Sellers' rights, and the obligations of Buyer, shall, at Sellers' election, be enforceable by a decree of specific performance. In such event of Buyer's default, and if Sellers pursue the remedy of specific performance of Section 6.4, Buyer hereby agrees not to require Sellers to prove actual damages and Buyer agrees not to raise any defense or objection to Sellers' enforcement action on the grounds that Sellers' damage may be adequately compensated by money damages only.

     14.5 NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, by a recognized overnight courier, or by facsimile with proof of receipt, addressed as follows:

          (a) if to Buyer, to:

              Cumulus Broadcasting, Inc.
              111 E. Kilbourn Avenue
              Suite 2700
              Milwaukee, WI  53202
              Attention: Terrence J. Leahy
              Fax:       (414) 615-2880

          with a copy (which will not constitute notice hereunder) to:



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

              Paul Hastings Janofsky & Walker
              1299 Pennsylvania Avenue, N.W.
              Washington, D.C.  20004-2400
              Attention:  Bruce D. Ryan
              Fax:        (202) 508-9700

          (b) if to any Seller, to:

              Connoisseur Communications Partners, L.P.
              136 Main St.
              Westport, CT 06880
              Attention:  Jeffrey D. Warshaw
              Fax:        (203) 227-2373

              with copies (which will not constitute notice hereunder) to:

              Kirkland & Ellis
              Citicorp Center
              153 East 53rd St.
              New York, NY 10022-4675
              Attention:  John L. Kuehn, Esq.
              Fax:        (212) 446-4900

              and

              ABRY Partners, Inc.
              18 Newbury Street
              Boston, Massachusetts 02116
              Attention:  Peggy Koenig
              Fax:        (617) 859-8797

              and

              Continuity Partners, L.P.
              c/o Tinicum Incorporated
              800 Third Avenue
              New York, NY 10022
              Attention:  Seth Hendon, Esq.
              Fax:        (212) 750-9264

or such other address with respect to any party hereto as such party may from time to time notify



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

(as provided above) to the other parties hereto. Any such notice, demand or communication shall be deemed to have been given on the date of actual delivery as evidenced by a postal, courier, or overnight receipt.

     14.6 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

     14.7 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to with respect to Section 6.7, nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     14.8 ASSIGNMENT. This Agreement and any rights hereunder shall not be assignable by any party hereto without the prior written consent of Buyer (in the case of any assignment by any Seller) or of Sellers (in the case of any assignment by Buyer), except as follows: (i) prior to the Closing, Buyer may assign all or any portion of its rights and obligations together hereunder to another legal entity that controls, is controlled by, or is under common control with Buyer, provided that (x) such assignment would not delay issuance of any Consent or delay the Closing and (y) notification of such assignment is provided to Sellers prior to the time of the assignment and Buyer guarantees the performance of its assignee, and (ii) Buyer may assign all or any of its rights hereunder to its institutional lenders for collateral purposes.

     14.9 GOVERNING LAW. Except to the extent governed by federal law, this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law rules utilized in that jurisdiction.

     14.10 AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

     14.11 SEVERABILITY. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect. Notwithstanding language to the contrary in this Section 14.11, Sellers shall not be required to consummate the transaction hereunder, if Sellers do not receive the full amount of the Purchase Price (as it may be adjusted as provided herein).

     14.12 HEADINGS. The captions in this Agreement are for convenience of reference only



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

and shall not define or limit any of the terms or provisions hereof.

     14.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.14 REFERENCES. All references in this Agreement to Articles, Sections and Subsections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

     14.15 SCHEDULES AND EXHIBITS. Unless otherwise specified herein, each schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

     14.16 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     14.17 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     14.18 ARBITRATION. Except as otherwise provided in Sections 2.6 and 2.7(c), the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement or the LMA shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration. Any party may commence mediation by providing to JAMS and Sellers (if the notifying party is Buyer) or JAMS and Buyer (if the notifying party is a Seller) a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that Buyer, on the one hand, and Sellers, on the other hand, will each bear one-half of any fees and reimbursements payable to JAMS associated therewith. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. Any such arbitration shall be conducted in New York, New York by one disinterested arbitrator selected by mutual agreement of Buyer and Sellers. If Buyer and Sellers are unable to agree on a single arbitrator to resolve any such dispute, then each of Sellers (collectively) and Buyer shall designate an arbitrator and the two arbitrators so designated shall select a third arbitrator (or, if they cannot agree on such a third arbitrator, then such third arbitrator shall be selected in accordance with the methods provided in the Arbitration Rules and Procedures of JAMS-Endispute). Before undertaking to resolve any such dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the Arbitration Rules and Procedures of JAMS-Endispute. The written decision of the single arbitrator or a majority of the arbitration panel, as the case may be, shall be final and binding on the parties. The costs and expenses of the arbitration proceeding (including the reasonable attorneys' fees and other expenses of Buyer and Sellers in connection with such arbitration and the related dispute) shall be assessed among the parties by the single arbitrator or a majority of the arbitration panel, as the case may be, in accordance with the principle that all such costs as to any matter should be borne by the party or parties which do not prevail, or to the extent any party or parties do not prevail, as to that matter, and such assessment shall be set forth in the decision and award of the arbitrator(s). Judgment on any such award, to the extent it is not paid within thirty (30) days, may be entered by any court of competent jurisdiction. No action at law or in equity based on any claim arising out of or related to this Agreement or any other Document shall be instituted in any court by any party against any other party except (a) an action to compel arbitration pursuant to this Section 14.18, (b) an action to enforce any award of any single arbitrator or the arbitration panel rendered in accordance with this Section 14.18, (c) any action by Buyer seeking specific performance of Sellers' obligation to effect the Closing, (d) any action by Buyer or Sellers to enforce their respective rights under Section 6.4, or (e) any action with respect to any dispute as to which the parties have not agreed to arbitrate. Should any party hereto institute any such action or proceeding at law or in equity, each prevailing party shall be entitled to recover from the non-prevailing party or parties its costs and expenses, including reasonable attorneys' fees and costs for services rendered to such prevailing party in such action or proceeding. The provisions of this clause may be enforced by any court of competent jurisdiction.

     14.19 EXCLUSIVITY. Sellers agree that, commencing on the date hereof through the Closing or earlier termination of this Agreement, Buyer shall have the exclusive right to consummate the transactions contemplated herein, and during such exclusive period, Sellers agree that no Seller, nor any partner, director, officer, employee or other representative of any Seller: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Sale Assets except as permitted by Section 6.1 (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); (b) will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; or (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 14.19. Notwithstanding the foregoing, in the event that Buyer defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not be cured within five (5) Business Days of notice of default served by Sellers, Sellers' obligations under this Section 14.19 shall be null and void.

     14.20 INTERPRETATION. As used herein, the terms "include" and "including" are used to indicate items on a non-exclusive basis and without limitation, whether or not the words "without limitation" or words of similar import accompany such use. With respect to Sellers or the Stations, materiality will be judged with respect to Sellers and/or the Stations (as appropriate), taken as a whole and not individually. As used in this Agreement, "knowledge" of any Connoisseur Seller shall mean the actual knowledge of Jeffrey Warshaw, Mike Driscoll, Gregory Dahl, Gary S. Rozynek and Jeffrey S. Dinetz.

     IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first written.

                                     "BUYER"

                                     CUMULUS BROADCASTING, INC.

                                     By: /s/ RICHARD WEENING
                                        ---------------------------------
                                            Name:  Richard W. Weening
                                            Title: Executive Chairman

                                     "SELLERS"

                                     CONNOISSEUR COMMUNICATIONS
                                      PARTNERS, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      CANTON, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                     EVANSVILLE, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                     FLINT, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      MERCER COUNTY, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      MUSKEGON, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      QUAD CITIES, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      ROCKFORD, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      SAGINAW, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      WATERLOO, L.P.
                                     CONNOISSEUR COMMUNICATIONS OF
                                      YOUNGSTOWN, L.P.

                                     Each by:  Continuity Partners, L.P.
                                     Its:      General Partner
                                               By:   Connoisseur, Inc.

                                               Its:  General Partner

                                     By:  /s/ JEFFREY D. WARSHAW
                                          ------------------------------
                                          Jeffrey D. Warshaw, President

                                     CONTINUITY PARTNERS, L.P.

                                     By:    Connoisseur, Inc.
                                     Its:   General Partner

                                     By:   /s/ JEFFREY D. WARSHAW
                                           --------------------------------
                                           Jeffrey D. Warshaw, President

                                     ABRY BROADCAST PARTNERS III, L.P.

                                     By:    ABRY Equity Investors, L.P.
                                     Its:   General Partner

                                     By:    ABRY Holdings III, LLC
                                     Its:   General Partner

                                     By:    ABRY Holdings III Co.
                                     Its:   Sole Member

                                     By:   /s/ PEGGY KOENIG
                                           --------------------------------
                                              Name:  Peggy Koenig
                                              Title:

                                   EXHIBIT D

                               EXCLUDED CONTRACTS

1.   Programming agreement for "Bob and Sheri" for WDKS (Evansville)

2.   Agreement with Radio Research for WHOT (Youngstown)

3.   Agreement with Strategic Media for WYFM (Youngstown)

4.   Agreement with Research Director for WTLZ (Saginaw)

5.   Programming agreement for "Howard Stern" for KORB (Quad Cities)

6.   Contracts with McVay Media for WRQK, WQXK, WDKS, WGBF, WYNG, WFDF and WRSR

7.   Contracts with Bill Richards (for WWCK, KQRB and WHOT)

8.   Contracts with Rusty Walker (for WMUS, KBOB, KKCV and KOEL-FM)

9.   Contracts with Jacobs Media (for WLUV)

                                  SCHEDULE 7.8

                               REQUIRED CONSENTS

Leases for tower locations of the following stations:

               Quad Cities:                        KBOB

                                                   KJOC
                                                   KORB
                                                   KQLI

               Rockford:                           WXXQ

               Evansville:                         WGBF-FM
                                                   WGBF-AM
                                                   WTRI
                                                   WYNG

               Waterloo:                           KCRR
                                                   KKCV
                                                   KOEL-AM
                                                   KOEL-FM

               Canton/Salem:                       WRQK

               Saginaw:                            WLTZ

Lease for studio location of KOEL-FM/KKCV/KCRR located in Waterloo, Iowa.

Option agreement with respect to WFGR-FM(1).

Programming agreements for "Tom Joyner" for WTLZ (Saginaw) and WDZZ (Flint).



--------
(1) If Sellers are unable to obtain the Consent required under the option agreement with respect to WFGR-FM, Sellers may agree to give to Buyer the benefit of such option agreement by exercising the option and providing a substantially similar option to the Buyer for the assets and liabilities associated with such option.

                                                                       EXHIBIT A

                          POST-CLOSING ESCROW AGREEMENT

     THIS POST-CLOSING ESCROW AGREEMENT is entered into this _____________ __, 2000, by and among Continuity Partners, L.P., a Delaware limited partnership (operating on behalf of the Sellers (as defined below) ("Seller")), Cumulus Broadcasting, Inc., a Nevada corporation ("Buyer") and [_______], as the initial Escrow Agent (together with any successor in such capacity, "Escrow Agent").

     WHEREAS, Seller and certain of its affiliates (collectively, the "Sellers") and Buyer have executed a definitive Asset Purchase Agreement on November 29th, 1999 (the "Purchase Agreement"), by which Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, substantially all of the assets of the Stations (as defined in the Purchase Agreement), subject to FCC consent and the other conditions set forth in the Purchase Agreement;

     WHEREAS, each capitalized term which is used and not otherwise defined in this Agreement has the meaning which the Purchase Agreement assigns to that term; and

     WHEREAS, Section 2.5(b)(i) of the Purchase Agreement requires that the sum of Ten Million Dollars ($10,000,000) (the "Indemnity Fund") be deposited with Escrow Agent in the form of cash in such amount and held by Escrow Agent, to be disbursed in accordance with the terms set forth herein, and Buyer will deliver the Indemnity Fund to Escrow Agent at the time of the Closing;

     NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                           APPOINTMENT; INDEMNITY FUND

          1.1 APPOINTMENT OF THE ESCROW AGENT. Seller and Buyer hereby designate and appoint the Escrow Agent as joint escrow agent for Buyer and Sellers pursuant to the terms of this Agreement. The Escrow Agent agrees to (i) act as the Escrow Agent, and (ii) upon receipt thereof, deposit and hold all portions of the Indemnity Fund which are money in an account maintained by the Escrow Agent, in each case in accordance with the terms and conditions of this Agreement.

          1.2 INVESTMENT OF THE INDEMNITY FUND. Escrow Agent will invest the Indemnity Fund at the written direction of Seller, in one or more Permitted Investments (as that term is defined below) which afford sufficient liquidity to permit withdrawals, without penalty, to fund disbursements from the Indemnity Fund pursuant to this Agreement. If Escrow Agent has not received written direction from Seller to invest the Indemnity Fund, Escrow Agent may invest the Indemnity Fund, at its discretion, in one or more of: (a) securities issued by governmental agencies backed by the full faith and credit of the United States government, (b) deposits with, certificates of deposit issued by and securities repurchase contracts ("repos") with commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better;
(c) commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation or (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a), (b) or (c) hereof (each, a "Permitted Investment"). Any loss incurred from an investment made pursuant to this Section 1.2 will be borne by the Indemnity Fund. All income and earnings upon the Indemnity Fund shall be held as part of the Indemnity Fund and paid as part of the Indemnity Fund as described in this Agreement. All income and earnings upon the Indemnity Fund shall be deemed for Tax purposes to have accrued for the account of Sellers.

          1.3 DISBURSEMENT REQUEST

              (a) REQUESTS BY BUYER. At any time, upon certification by Buyer to Escrow Agent that an amount is due and payable by Sellers pursuant to
     Section 2.7(c) or 10.3 of the Purchase Agreement and has not been paid, Buyer (on its own behalf or on behalf of any other Person to whom such amount is to be paid) may request a disbursement from the Indemnity Fund in payment of such amount, or the undisputed portion thereof, if any, by delivering to Escrow Agent and Seller a written notice (a "Buyer Payment Request") which specifies the amount of the disbursement so requested.

              (b) REQUESTS BY SELLER AFTER APRIL 30, 2001. At any time after April 30, 2001, upon certification by Sellers to Escrow Agent that no amount (or, in the alternative, no more than a specified amount) is subject to an unresolved claim or notice of potential claim against Sellers for payment pursuant to Section 2.7(c) or 10.3 of the Purchase Agreement, Seller may request a disbursement of the entire portion of the Indemnity Fund held at such time as to which no claim or notice of potential claim has been made by delivering to Escrow Agent and Buyer a written notice (a "Seller Payment Request") to that effect.

          1.4 ESCROW AGENT'S DISBURSEMENTS FROM THE INDEMNITY FUND.

              (a) DISBURSEMENTS UPON JOINT INSTRUCTIONS. Escrow Agent will distribute the Indemnity Fund, or any portion thereof, in accordance with the joint written instructions of Buyer and Seller.

              (b) DISBURSEMENT FOLLOWING ARBITRAL DECISION. Escrow Agent will distribute the Indemnity Fund, or any portion thereof, in accordance with the written instructions of the Arbitration Panel pursuant to Section 2.3.

              (c) DISBURSEMENTS UPON BUYER PAYMENT REQUEST. Subject to the provisions of Article 2, on the tenth (10th) Business Day after receipt from Buyer of a Buyer Payment Request (together with evidence reasonably satisfactory to Escrow Agent of prior delivery thereof to the Seller (with copies to the other Persons set forth in Section 4.1)), Escrow Agent will distribute to Buyer (for the account of itself or another Person, as the case may be) from the Indemnity Fund the amount specified in such Buyer Payment Request (or, if less, the entire amount of the Indemnity Fund).

              (d) DISBURSEMENT UPON SELLER PAYMENT REQUEST. Subject to the provisions of Article 2, on the tenth (10th) Business Day after receipt from Seller of a Seller Payment Request (together with evidence reasonably satisfactory to Escrow Agent of prior delivery thereof to Buyer (with copies to the other Persons set forth in Section 4.1)), Escrow Agent will distribute to Sellers the amount specified in such Seller Payment Request (or, if less, the entire amount of the Indemnity Fund).

                                    ARTICLE 2
                               DISPUTE RESOLUTION

          2.1 PAYMENT DISPUTES. If, after delivery of a Buyer Payment Request or a Seller Payment Request (each such request being a "Payment Request"), Seller (in the case of a Buyer Payment Request) or Buyer (in the case of a Seller Payment Request) (in either case, the "Challenger") desires to challenge the propriety and/or the amount of the disbursement requested therein (a "Payment Dispute"), then the Challenger may do so prior to the tenth (10th) Business Day after a Payment Request is given by delivering to Escrow Agent and Seller (in the case of a Seller Payment Request) or to Escrow Agent and Buyer (in the case of a Buyer Payment Request) (in either case, the "Requestor") written notice (a "Challenge Notice") describing in reasonable detail the basis for such challenge (or, in the alternative, stating that the Challenger does not possess information sufficient to determine the propriety and/or amount of the requested disbursement). After delivery of a Challenge Notice, until it receives written instruction from Buyer and Seller pursuant to Section 2.2 or the Arbitration Panel pursuant to Section 2.3, Escrow Agent will not make the requested distribution.

          2.2 AMICABLE RESOLUTION. After delivery of a Dispute Notice, Buyer and Seller will attempt amicably to resolve the matters which are the basis for such notice and, upon such resolution, as appropriate, will deliver to Escrow Agent joint written instructions to make in whole or in part, or not make, as appropriate, the requested disbursement from the Indemnity Fund. Any such resolution agreed upon in writing by Buyer and Seller will be final and binding upon Buyer and the Sellers.

          2.3 MEDIATION AND ARBITRATION.

              (a) GENERALLY. The mediation and arbitration procedures described in this Section 2.3 will be the sole and exclusive method of resolving and remedying Payment Disputes. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that they shall share equally in the fees and disbursements of JAMS associated therewith. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this clause may be enforced by any court of competent jurisdiction.

              (b) ARBITRATION PROCEDURES. Except as otherwise provided in the Arbitration Rules and Procedures of JAMS-Endispute as in effect from time to time (the "JAMS Rules"), the arbitration procedures described in this
     Section 2.3 and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of New York from time. If Buyer and Seller do not amicably resolve their disagreements regarding a Payment Request within twenty (20) Business Days after the delivery of the related Challenge Notice, then such disagreements will be submitted to binding arbitration. The arbitral proceeding will take place in New York, New York or another place agreeable to Buyer and Seller, before an arbitration panel consisting of three individuals experienced in matters of the type involved in the challenge (the "Arbitration Panel"); provided however that Seller and Buyer may agree to choose a single arbitrator who is agreeable to all of them to act as the Arbitration Panel. Within thirty (30) Business Days after delivery of the Challenge Notice, Buyer will choose one such individual and Seller will choose one such individual to serve as its representative on the Arbitration Panel, and those two individuals jointly will choose a third such individual within ten (10) Business Days thereafter; provided, that if those two individuals cannot agree upon an acceptable third member of the Arbitration Panel within such period, the third member will be chosen under the JAMS Rules. Notwithstanding the foregoing, if either Buyer or Seller fails to choose an individual to serve as its representative on the Arbitration Panel within such thirty-day period, the representative selected by the other party shall resolve the dispute individually.

              (c) CONDUCT OF ARBITRATION. The arbitration will be conducted under the

     JAMS Rules, as the same may be modified by any written agreement between Buyer and Seller. The Arbitration Panel will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitration Panel (the "Final Arbitration Award") is made or rendered as soon as practicable, and Buyer and Seller will use reasonable efforts to cause a Final Arbitration Award to occur within ninety (90) days after the Arbitration Panel is selected. Any Final Arbitration Award will be final and binding upon Buyer and Sellers, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the Arbitration Panel prejudicing the rights of Buyer or Sellers or to correct manifest clerical errors. The Arbitration Panel's written decision will include instructions to Escrow Agent for any disbursement from the Indemnity Fund which the Arbitration Panel deems appropriate.

              (d) ENFORCEMENT. A Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Payment Dispute.

              (e) EXPENSES. The prevailing party in any arbitration proceeding described in this Section 2.3 will be entitled to recover from the non-prevailing party (and from Connoisseur Sellers, if the Buyer is the prevailing party) its reasonable attorneys' fees and disbursements and other out-of-pocket costs in addition to any damages or other remedies awarded to the prevailing party, and the non-prevailing party(s) (including Connoisseur Sellers, if the Buyer is the prevailing party) also will be required to pay all other costs and expenses associated with the arbitration; provided, that (1) if the Arbitration Panel is unable to determine that a party is the prevailing party in any such Arbitration proceeding, then such costs and expenses will be equitably allocated by the Arbitration Panel upon the basis of the outcome of such arbitration proceeding, and (2) if the Arbitration Panel is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Buyer and one-half by Seller (on behalf of all Sellers) and each party will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the Arbitration Panel may designate the prevailing party for purposes of this Section 2.3(e).

                                    ARTICLE 3
                            LIABILITY OF ESCROW AGENT

          3.1 LIABILITY OF ESCROW AGENT. Escrow Agent's duties and obligations under this Agreement will be determined solely by the express provisions of this Agreement. Escrow Agent will be under no obligation to refer to any documents other than this Agreement and the instructions and requests delivered to Escrow Agent hereunder. Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement. Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, even though reference thereto may be made herein. With respect to Escrow Agent's responsibility, Seller and Buyer further agree that:

              (a) Escrow Agent will not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent's gross negligence, bad faith or willful misconduct. Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. Seller and Buyer will jointly indemnify and hold Escrow Agent harmless from and against any and all liability and expense which may arise out of any action taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent's gross negligence, bad faith or willful misconduct.

              (b) Seller or Buyer may examine the Indemnity Fund and the records pertaining thereto at any time during normal business hours at Escrow Agent's office upon 24 hours prior notice.

              (c) This Agreement is a personal one, Escrow Agent's duties hereunder being only to the other parties hereto and their respective successors, permitted assigns, heirs and legal representatives, and to no other Person whomsoever.

              (d) No succession to, or assignment of, the interest of Buyer or Seller will be binding upon Escrow Agent unless and until written evidence of such succession or assignment, in form satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.

              (e) Escrow Agent may rely or act upon requests or instructions signed by the proper parties or bearing a signature or signatures reasonably believed by Escrow Agent to be genuine of the proper parties.

              (f) In case any property held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ, order, judgment or decree will be made or entered by any court, or any order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any part thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order, judgment or decree, Escrow Agent will not be liable to Buyer, any Seller or to any other Person by reason of such compliance in connection with such litigation, and will be entitled to reimburse itself therefor out of the Indemnity Fund, and if Escrow Agent will be unable to reimburse itself from the Indemnity Fund, Buyer and Seller jointly and severally agree to pay to Escrow Agent on demand its reasonable costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation, provided that such liability may be assigned by the Arbitration Panel in an arbitration proceeding pursuant to Section 2.3.

              (g) Escrow Agent reserves the right to resign at any time by giving written notice of resignation to Buyer and Seller specifying the effective date thereof. Within thirty days after receiving such notice, Buyer and Seller jointly will appoint a successor escrow agent to which Escrow Agent may distribute the property then held hereunder, less Escrow Agent's accrued fees and reasonable costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and Buyer and Seller will each be responsible for half of the reasonable costs, expenses and attorneys' fees which are incurred in connection with such proceeding.

              (h) Escrow Agent does not have any interest in the Indemnity Fund but is serving as escrow holder only and has only possession thereof. If any payments of income from the Indemnity Fund will be subject to withholding regulations then in force with respect to United States Taxes, Buyer and Seller agree to provide Escrow Agent with appropriate forms for or with respect to such withholding. This Section 3.1(h) and Sections 3.1(a), 3.1(f) and 3.1(g) will survive notwithstanding any termination of this Agreement or Escrow Agent's resignation.

                                    ARTICLE 4
                                  MISCELLANEOUS

          4.1 NOTICES. All notices and other communications hereunder shall be in writing and be deemed to have been duly given if delivered or mailed by recognized overnight courier, certified or registered mail, postage prepaid, evidenced by a postal delivery receipt, or by facsimile with proof of receipt, addressed as follows or to such other address(es) as the party in question party may specify from time to time in writing:

              (a) if to Buyer, to:

                  Cumulus Broadcasting, Inc.
                  111 E. Kilbourn Avenue
                  Suite 2700
                  Milwaukee, WI  53202
                  Attention:  Terrence J. Leahy
                  Fax:        (414) 615-2880

              with a copy (which will not constitute notice hereunder) to:

                  Paul Hastings Janofsky & Walker
                  1299 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004-2400
                  Attention:  Bruce D. Ryan
                  Fax:        (202) 508-9700

              (b) if to Seller, to:

                  Continuity Partners, L.P.
                  c/o Connoisseur Communications Partners, L.P.
                  136 Main Street
                  Westport, CT 06880
                  Attention:  Mr. Jeffrey D. Warshaw
                  Fax:        (203) 227-2373

              with a copy (which will not constitute notice hereunder) to:

                  ABRY Partners, Inc.
                  18 Newbury Street
                  Boston, Massachusetts 02116
                  Attention:  Peggy Koenig
                  Fax:        (617) 859-8797

                  and

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022-4675
                  Attention:  John L. Kuehn, Esq.
                  Fax:        (212) 446-4900

                  and

                  Continuity Partners, L.P.
                  c/o Tinicum Incorporated
                  800 Third Avenue
                  New York, NY  10022
                  Attention:  Seth Hendon, Esq.
                  Fax:        (212) 750-9264

              (c) if to Escrow Agent:

                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given on the date of actual delivery or attempted delivery as evidenced by a postal or courier receipt.

          4.2 ASSIGNMENT. No party may assign any of its rights or delegate any of its duties under this agreement without the consent of the other except that Buyer may assign its rights under this Agreement, in whole or in part, to any assignee of Buyer under the Purchase Agreement.

          4.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          4.4 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties and the Seller to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and the Seller, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

          4.5 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

          4.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties and the Sellers written or oral, which may have related to the subject matter hereof in any way.

          4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

          4.8 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even if under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          4.9 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.

          4.10 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

          4.11 OTHER DEFINITIONAL PROVISIONS. The terms "hereof," "herein" and "hereunder" and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are references to Sections and clauses in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.



                                 *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Post-Closing Escrow Agreement on the day and year first above written.

     BUYER:                                      SELLER:

     CUMULUS BROADCASTING, INC.                  CONTINUITY PARTNERS, L.P.

                                                 By:  Connoisseur, Inc.
                                                 Its: General Partner

By:                                         By:
     --------------------------------            -------------------------------
     Richard W. Weening,                         Jeffrey D. Warshaw, President
     Executive Chairman


     ESCROW AGENT:

     [           ]

By:
     --------------------------------
     Name:
     Title:

                                                                       EXHIBIT B

                          PRE-CLOSING ESCROW AGREEMENT

          THIS PRE-CLOSING ESCROW AGREEMENT is entered into this 29th day of November 1999, by and among Cumulus Broadcasting, Inc., a Nevada corporation ("Buyer"), Continuity Partners, L.P., a Delaware limited partnership (operating on behalf of the Sellers (as defined below), the "Seller"), and State Street Bank and Trust Company, as the initial Escrow Agent (together with any successor in such capacity, "Escrow Agent").

     WHEREAS, Seller and certain of its affiliates (collectively, the "Sellers") and Buyer have executed a definitive Asset Purchase Agreement on the date hereof (the "Purchase Agreement"), by which Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, certain assets), subject to FCC consent and the other conditions set forth in the Purchase Agreement; and

     WHEREAS, as security for certain obligations of Buyer set forth in the Purchase Agreement, Buyer shall deposit with the Escrow Agent in accordance with
Section 2.4(a) of the Purchase Agreement an irrevocable letter of credit;

          NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

          1.  DEFINITIONS. As used in this Agreement, as of any time:

          (a) "Arbitration Panel" has the meaning set forth in Section 8(b)(3).

          (b) "Business Day" means any day, other than a Saturday or a Sunday, upon which the Escrow Agent conducts business.

          (c) "Buyer Escrow Fund Demand" has the meaning set forth in Section 6(c).

          (d) "Buyer Letter of Credit Demand" has the meaning set forth in
     Section 5(c)(2).

          (e) "Closing" means the purchase by Buyer and/or one or more of its assignees of the assets of the Connoisseur Sellers and related parties under the Purchase

Agreement and the transactions related thereto on such date as shall be specified by Buyer or Sellers to the Escrow Agent, in writing, at least two business days prior to such purchase.

          (f) "CONNOISSEUR SELLERS" MEANS Seller, Connoisseur Communications Partners, L.P., a Delaware limited partnership, Connoisseur Communications of Canton, L.P., a Delaware limited partnership, Connoisseur Communications of Evansville, L.P., a Delaware limited partnership, Connoisseur Communications of Flint, L.P., a Delaware limited partnership, Connoisseur Communications of Mercer County, L.P., a Delaware limited partnership, Connoisseur Communications of Muskegon, L.P., a Delaware limited partnership, Connoisseur Communications of Quad Cities, L.P., a Delaware limited partnership, Connoisseur Communications of Rockford, L.P., a Delaware limited partnership, Connoisseur Communications of Saginaw, L.P., a Delaware limited partnership, Connoisseur Communications of Waterloo, L.P., a Delaware limited partnership, and Connoisseur Communications of Youngstown, L.P., a Delaware limited partnership.

          (g) "Dispute" has the meaning set forth in Section 8(a).

          (h) "Dispute Notice" has the meaning set forth in Section 8(a).

          (i) "Escrow Fund" means the proceeds of any payment to the Escrow Agent drawn on the Letter of Credit pursuant to Section 5(b) and all Escrow Income, in each case to the extent held by the Escrow Agent at such time.

          (j) "Escrow Fund Demand" has the meaning set forth in Section 6(d).

          (k) "Escrow Income" means all interest or other income directly or indirectly earned and paid to the Escrow Agent on the Escrow Fund and held by the Escrow Agent, together with all interest and other income accrued but unpaid on such funds as of such date and payable at a later time.

          (l) "Escrow Payment" means a payment in an amount equal to the face amount of the Letter of Credit.

          (m) "Escrow-Retention Provision" means Sections 11.1(a)(ii)(A) and 11.1(a)(ii)(B) of the Purchase Agreement (in each case only if the Purchase Agreement is terminated pursuant to such Section by valid written notice by Buyer) and Section 11.1(c), Section 11.1(d), Section 11.1(e), Section 11.1(f) and Section 11.1(g) of the Purchase
     Agreement.

          (n) "Escrow-Surrender Provision" means Sections 11.1(a)(ii)(A) and 11.1(a)(ii)(B) of the Purchase Agreement (in each case only if the Purchase Agreement is terminated pursuant to such Section by valid written notice by Seller) and Section 11.1(b), Section 11.1(h) and Section 11.1(i) of the Purchase Agreement.

          (o) "Final Arbitration Award" has the meaning set forth in Section 8(b)(4).

          (p) "Letter of Credit Demand" has the meaning set forth in Section 5(c)(3).

          (q) "Letter of Credit Dispute Notice" has the meaning set forth in
     Section 5(c)(3).

          (r) "Seller Escrow Fund Demand" has the meaning set forth in Section 6(b).

          (s) "Seller Letter of Credit Demand" has the meaning set forth in
     Section 5(c)(1).

          2. APPOINTMENT OF THE ESCROW AGENT. Seller and Buyer hereby designate and appoint the Escrow Agent as joint escrow agent for Buyer and Sellers pursuant to the terms of this Agreement. The Escrow Agent agrees to (i) act as the Escrow Agent, (ii) hold and act upon the Letter of Credit, (iii) upon receipt thereof, deposit and hold all portions of the Escrow Fund and the Escrow Income which are money in an account maintained by the Escrow Agent, and (iv) disburse the Escrow Fund and the Escrow Income, in each case in accordance with the terms and conditions of this Agreement.

          3. DEPOSIT OF LETTER OF CREDIT. On the date hereof, the Buyer shall deposit with the Escrow Agent an irrevocable letter of credit issued by Lehman Commercial Paper Inc. (the "Issuing Bank") in the face amount of Eleven Million Three Hundred Fifty Thousand Dollars ($11,350,000) in the form attached hereto as Exhibit A (the "Letter of Credit"), to be held and acted upon by the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Letter of Credit or any substitute or replacement therefor.

          4. INVESTMENT OF THE ESCROW FUND. As instructed in writing by Buyer, the Escrow Agent will invest any portion of the Escrow Fund which is money in one or more of (as specified by Buyer): (a) securities issued by governmental agencies backed by the full faith and credit of the United States government,
(b) deposits with, certificates of deposit issued by and securities repurchase contracts ("repos") with commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better (including those issued by Escrow Agent); (c) commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a), (b) or (c) hereof (each, a "Permitted Investment"). Absent its timely receipt of such specific written investment instruction from Buyer, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Fund. All Escrow

Income received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund. The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder. Any loss incurred from an investment made pursuant to this Section 4 will be borne by the party that ultimately receives the Escrow Fund. For tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated to Buyer.

          5. CANCELLATION OF AND PAYMENT ON THE LETTER OF CREDIT. The Escrow Agent will give instructions and otherwise act with respect to the Letter of Credit as follows:

          (a) CONSUMMATION OF SALE. At the Closing, pursuant to joint written directions executed by Seller and Buyer and received by the Escrow Agent, the Escrow Agent will order the cancellation of the Letter of Credit.

          (b) PAYMENT IN CONTEMPLATION OF EXPIRATION. On or after the tenth day prior to the "date of expiry" of the Letter of Credit, unless Buyer has theretofore replaced the Letter of Credit with another letter of credit substantially in the form attached hereto as Exhibit A having the same face amount and the Escrow Agent has received such replacement letter of credit (in which case such replacement letter of credit will thereafter be the "Letter of Credit" for purposes of this Agreement), upon receipt of written instructions of Seller, the Escrow Agent will present to the Issuing Bank in accordance with the Letter of Credit a draft for payment to the Escrow Agent in the amount of the Escrow Payment, together with a payment request in the form of Annex A to the Letter of Credit. The amount of the draft for payment will be specified in such written instructions. From and after the presentation of such draft for payment and payment request to Issuing Bank:

              (1) any Seller Letter of Credit Demand which has theretofore been given will be deemed instead to be a Seller Escrow Fund Demand requesting a disbursement from the Escrow Fund to Seller in an amount equal to the amount of the Escrow Fund,

              (2) any Buyer Letter of Credit Demand which has theretofore been given will be deemed instead to be a Buyer Escrow Fund Demand requesting a disbursement of the amount of the Escrow Fund to Buyer,

              (3) any Letter of Credit Dispute Notice which has theretofore been given will be deemed instead to be an Escrow Fund Dispute Notice, and Seller and the Buyer will have rights with respect thereto which are comparable to those set forth in Section 6.

          (c) UNILATERAL REQUEST.

              (1) SELLER DEMAND FOR PAYMENT. At any time after the Escrow Agent has received written notice that the Purchase Agreement has been terminated pursuant to an Escrow-Surrender Provision (as so certified in such written notice), but prior to any action by the Escrow Agent for payment under the Letter of Credit pursuant to Section 5(b), Seller may cause the Escrow Agent and Buyer to receive a written notice (a "Seller Letter of Credit Demand") which states that Sellers are entitled to the Escrow Payment and requests that:

                  (A) the Escrow Agent present to the Issuing Bank in
              accordance with the Letter of Credit a draft for payment to the Escrow Agent in an amount equal to the amount of the Escrow Payment, together with a payment request in the form of Annex A to the Letter of Credit, and

                  (B) requests that upon receipt of the proceeds of such
              payment under the Letter of Credit, the Escrow Agent pay such proceeds to Sellers in the manner indicated in such notice.

          Each Seller Letter of Credit Demand will be accompanied by a written certification that a copy of such Seller Letter of Credit Demand has been given to Buyer.

              (2) BUYER DEMAND FOR CANCELLATION. At any time after the Escrow Agent receives written notice that the Purchase Agreement has been terminated pursuant to an Escrow-Retention Provision (as so certified in such notice), but prior to any action by the Escrow Agent for payment under the Letter of Credit pursuant to Section 5(b), Buyer may cause the Escrow Agent and Seller to receive a written notice (a "Buyer Letter of Credit Demand") which states that such termination has occurred and requests that the Escrow Agent surrender the Letter of Credit to the Issuing Bank for cancellation. Each Buyer Letter of Credit Demand will be accompanied by a written certification that a copy of such Buyer Letter of Credit Demand has been given to Seller.

              (3) LETTER OF CREDIT DISPUTE NOTICE. After receiving a copy of a Seller Letter of Credit Demand or a Buyer Letter of Credit Demand (in either case, a "Letter of Credit Demand"), Buyer (in the case of a Seller Letter of Credit

          Demand) or Seller (in the case of a Buyer Letter of Credit Demand) (in either case, the "Challenger") may, subject to Sections 5(c)(4) and 5(c)(5), challenge the propriety of the action(s) requested of the Escrow Agent on one or more of the grounds which are within the authority of the Arbitration Panel to determine pursuant to Section 8(b)(2), by giving the Escrow Agent and Buyer (in the case of a Seller Letter of Credit Demand) or the Seller (in the case of a Buyer Letter of Credit Demand) (in either case, the "Requestor") a written notice setting forth the grounds for such challenge (a "Letter of Credit Dispute Notice"). Subject to Sections 5(c)(4) and 5(c)(5), if the Escrow Agent receives a Letter of Credit Dispute Notice in response to any Letter of Credit Demand, then the Escrow Agent will not take the requested action(s) unless and until the Escrow Agent has received written directions in respect of the requested actions from the Requestor and the Challenger, acting jointly, or the Arbitration Panel.

              (4) PAYMENT WITHOUT DISPUTE. On the tenth Business Day after it receives a Seller Letter of Credit Demand, the Escrow Agent will take the requested actions described in Sections 5(c)(1) in accordance with such Seller Letter of Credit Demand, unless prior to such tenth Business Day the Escrow Agent has received from the Buyer a Letter of Credit Dispute Notice (in which event, Sections 8(a) and 8(b) will govern the resolution of such dispute and the taking of any action requested in such Seller Letter of Credit Demand).

              (5) CANCELLATION WITHOUT DISPUTE. On the tenth Business Day after it receives a Buyer Letter of Credit Demand, the Escrow Agent will take the requested actions described in Section 5(c)(2) in accordance with such Buyer Letter of Credit Demand, unless prior to such tenth Business Day the Escrow Agent has received from Seller a Letter of Credit Dispute Notice (in which event, Sections 8(b) and 8(c) will govern the resolution of such dispute and the taking of any action requested in such Buyer Letter of Credit Demand).

          6. RELEASE OF THE ESCROW FUND. The Escrow Agent will disburse and pay over the Escrow Fund as follows:

          (a) CONSUMMATION OF SALE. At the Closing, the Escrow Agent will disburse the amount of the Escrow Fund to Buyer in accordance with joint written directions executed by Buyer and Seller.

          (b) SELLER DEMAND FOR RELEASE. At any time after both (i) the Escrow Agent receives written notice that the Purchase Agreement has been terminated pursuant to an Escrow-Surrender Provision (as so certified in such notice), and (ii) after any action by the Escrow Agent for payment under the Letter of Credit pursuant to Section 5(b), Seller may deliver to the Escrow Agent and Buyer a written notice (a "Seller Escrow Fund Demand") which states that Seller is entitled to the Escrow Payment and requests that the Escrow Agent make the Escrow Payment to Sellers from the Escrow Fund, in the manner indicated in such notice. Each Seller Escrow Fund Demand will be accompanied by a written certification that a copy of such Seller Escrow Fund Demand has been given to Buyer.

          (c) BUYER DEMAND FOR RELEASE. At any time after both (i) the Escrow Agent receives written notice that the Purchase Agreement has been terminated pursuant to an Escrow-Retention Provision (as so certified in such notice), and (ii) after any action for payment under the Letter of Credit pursuant to Section 5(b), Buyer may deliver to the Escrow Agent and Seller a written notice (a "Buyer Escrow Fund Demand") which states that such termination has occurred and requests that the Escrow Agent pay to Buyer an amount equal to the amount of the Escrow Fund, in the manner specified in such notice. Each Buyer Escrow Fund Demand will be accompanied by a written certification that a copy of such Buyer Escrow Fund Demand has been given to Seller.

          (d) DISPUTE NOTICE. After receiving a copy of a Seller Escrow Fund Demand or a Buyer Escrow Fund Demand (in either case, a "Escrow Fund Demand"), Buyer (in the case of a Seller Escrow Fund Demand) or Seller (in the case of a Buyer Escrow Fund Demand) (in either case, the "Challenger") may, subject to Section 6(e), challenge the propriety of the requested disbursement from the Escrow Fund on one or more of the grounds which are within the authority of the Arbitration Panel to determine pursuant to
     Section 8(b)(2) by giving the Escrow Agent and Seller (in the case of a Seller Escrow Fund Demand) or Buyer (in the case of a Buyer Escrow Fund Demand) (in either case, the "Requestor") a written notice setting forth the grounds for such challenge (an "Escrow Fund Dispute Notice"). Subject to Section 6(e), if the Escrow Agent receives an Escrow Fund Dispute Notice in response to any Escrow Fund Demand, then the Escrow Agent will not make the requested disbursement unless and until the Escrow Agent has received written instructions in respect of such disbursement from the Requestor and the Challenger, acting jointly, or the Arbitration Panel.

          (e) DISBURSEMENT WITHOUT DISPUTE. On the tenth Business Day after it receives an Escrow Fund Demand, the Escrow Agent will make the requested disbursement from the Escrow Fund to the Requestor, in accordance with such Escrow Fund Demand (and, if the Requestor is Seller, will pay the remainder of the Escrow Fund to Buyer), unless prior to such tenth Business Day the Escrow Agent has received an Escrow Fund Dispute Notice (in which event, Sections 8(a) and 8(b) will govern the resolution of such dispute and any related disposition of the Escrow Fund).

          7.  OTHER INSTRUCTED DISBURSEMENTS AND PROCEDURES.

          (a) JOINT DIRECTION. The Escrow Agent will give instructions to the Issuing Bank or take other actions with respect to the Letter of Credit, and make disbursements from the Escrow Fund, in accordance with any written directions received by the Escrow Agent which are jointly executed by the Seller and Buyer or which are provided by the Arbitration Panel pursuant to Section 8(b), upon receipt of such directions or at any later time specified in such directions. Such directions will supersede any prior related Dispute Notice.

          (b) LETTER OF CREDIT PROCEDURES. Notwithstanding anything herein to the contrary, at any time that the Escrow Agent is requested to cancel, make a draw upon or take any other action with respect to the Letter of Credit, the party requesting such action shall prepare all requisite paperwork required pursuant to the terms of the Letter of Credit for the taking of such action, and such paperwork shall be delivered to the Escrow Agent together with such request. Such request must also contain such instructions as are necessary to direct the Escrow Agent to take the requested action in compliance with the terms of the Letter of Credit. The Escrow Agent shall have no duty or obligation to review any paperwork submitted pursuant hereto, and the Escrow Agent shall have no responsibility for reviewing or otherwise determining compliance with the terms of the Letter of Credit other than following the written directions provided as set forth in this Section 7(b).

          (c) PROCESSING PERIOD. Under no circumstances is the Escrow Agent required to release or distribute any Escrow Payment, the Letter or Credit, or any part of the Escrow Fund (or take similar action, such as canceling or making a draw on the underlying Letter of Credit) sooner than two (2) Business Days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claims period or release date, as the case may be.

          8.  DISPUTE RESOLUTION PROCEDURES.

          (a) AMICABLE RESOLUTION. After timely delivery of a Letter of Credit Dispute Notice or an Escrow Fund Dispute Notice (in either case, a "Dispute Notice"), the Requestor and the Challenger will attempt amicably to resolve the matters which are the basis for such Dispute Notice (a "Dispute") and, upon such resolution, if appropriate to effect such resolution, will deliver to the Escrow Agent written directions executed by Buyer and Seller with respect to such requested actions with respect to the Letter of Credit or disbursement of the Escrow Fund or, if appropriate, the Requestor will withdraw such request for action with respect to the Letter of Credit or disbursement from the Escrow Fund.

          (b) MEDIATION AND ARBITRATION.

              (1) GENERALLY. The mediation and arbitration procedures described in this Section 8(b) will be the sole and exclusive method of resolving and remedying Disputes. The Buyer and Seller agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Buyer and Seller will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The Buyer and Seller covenant that they shall participate in the mediation in good faith, and that they shall share equally in the fees and disbursements of JAMS associated therewith. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Buyer and Seller, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Buyer and Seller, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the Buyer and Seller, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this clause may be enforced by any court of competent jurisdiction.

              (2) AUTHORITY OF THE ARBITRATION PANEL. In the event of arbitration, the Arbitration Panel's authority will be limited to determining whether the Purchase Agreement was properly terminated and, if so, whether it was terminated pursuant to an Escrow-Surrender Provision or an Escrow-Retention Provision, including, in each case, determining whether any relevant facts or conditions referred to in any Escrow-Surrender Provision or Escrow-Termination Provision were in existence at any relevant time.

              (3) PROCEDURES. Except as otherwise provided in the Arbitration Rules and Procedures of JAMS-Endispute as in effect from time to time (the "JAMS Rules"), the arbitration procedures described in this
          Section 8(b) and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of New York from time to time. If Buyer and Seller do not amicably resolve their disagreements regarding a Payment Request within twenty (20) Business Days after the delivery of the related Dispute Notice, then such disagreements will be submitted to binding arbitration. The arbitral proceeding will take place in New York, New York, or another place agreeable to Buyer and Seller, before an arbitration panel consisting of three individuals experienced in matters of the type involved in the challenge (the "Arbitration Panel"); provided however that Seller and Buyer may agree to choose a single arbitrator who is agreeable to all of them to act as the Arbitration Panel. Within thirty (30) Business Days after delivery of the Dispute Notice, Buyer will choose one such individual and Seller will choose one such individual to serve as its representative on the Arbitration Panel, and those two individuals jointly will choose a third such individual within ten
          (10) Business Days thereafter; provided, that if those two individuals cannot agree upon an acceptable third member of the Arbitration Panel within such period, the third member will be chosen under the JAMS Rules. Notwithstanding the foregoing, if either Buyer or Seller fail to choose an individual to serve as its representative on the Arbitration Panel within such thirty-day period, the representative selected by the other party shall resolve the dispute individually.

              (4) CONDUCT OF ARBITRATION. The arbitration will be conducted under the JAMS Rules, as the same may be modified by any written agreement between Buyer and Seller. The Arbitration Panel will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitration Panel (the "Final Arbitration Award") is made or rendered as soon as practicable, and Buyer and Seller will use reasonable efforts to cause a Final Arbitration Award to occur within ninety (90) days after the Arbitration Panel is selected. Any Final Arbitration Award will be final and binding upon Buyer and the Sellers, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the Arbitration Panel prejudicing the rights of Buyer or Sellers or to correct manifest clerical errors. The Arbitration Panel's written decision will include instructions to Escrow Agent for any action with respect to the Letter of Credit or disbursement from the Escrow Fund which the Arbitration Panel deems appropriate.

              (5) ENFORCEMENT. A Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Dispute.

              (6) EXPENSES. The prevailing party in any arbitration proceeding described in this Section 8(b) will be entitled to recover from the non-prevailing party (and from Seller (on behalf of all Connoisseur Sellers), if the Buyer is the prevailing party) its reasonable attorneys' fees and disbursements and other out-of-pocket costs in addition to any damages or other remedies awarded to the prevailing party, and the non-prevailing party(s) (including the Seller (on behalf of all Connoisseur Sellers), if the Buyer is the prevailing party) also will be required to pay all other costs and expenses associated with the arbitration; provided, that (1) if the Arbitration Panel is unable to determine that a party is the prevailing party in any such arbitration proceeding, then such costs and expenses will be equitably allocated by the Arbitration Panel upon the basis of the outcome of such arbitration proceeding, and (2) if the Arbitration Panel is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Buyer and one-half by Seller (on behalf of all Connoisseur Sellers) and each party will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the Arbitration Panel may designate the prevailing party for purposes of this Section 8(b)(6).

              (c) DISPUTE RESOLUTION. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Agent or the Escrow Fund by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. the Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

               (d) CONSENT TO JURISDICTION AND SERVICE. Each of the Buyer and Seller hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the Buyer and Seller (or each of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer and Seller each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 12 hereof.

          9. TERMINATION. This Agreement will terminate (i) upon the cancellation of the Letter of Credit in accordance with this Agreement if no payment on the Letter of Credit is made pursuant to Section 5(b), (ii) upon the disbursement in full of the Escrow Fund, if payment on the Letter of Credit is made pursuant to Section 5(b), or
(iii) on any earlier date agreed to in a writing executed by Buyer and Seller and delivered to the Escrow Agent.

          10. LIABILITY OF THE ESCROW AGENT. Escrow Agent's duties and obligations under this Agreement will be determined solely by the express provisions of this Agreement. Escrow Agent will be under no obligation to refer to, comply with or determine or compel compliance with any documents other than this Agreement and the instructions and requests delivered to Escrow Agent hereunder. Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent. Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, including without limitation the Purchase Agreement, even though reference thereto may be made herein. With respect to Escrow Agent's responsibility, Seller and Buyer further agree that:

          (a) Escrow Agent will not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent's gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. Seller and Buyer will jointly indemnify and hold Escrow Agent, and its officers, directors and employees, harmless from and against any and all loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability which may arise out of any action taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent's gross negligence or willful misconduct.

          (b) Seller or Buyer may examine the Letter of Credit, the Escrow Fund and the records pertaining thereto at any time during normal business hours at Escrow Agent's office upon 24 hours prior notice.

          (c) This Agreement is a personal one, Escrow Agent's duties hereunder being only to the other parties hereto and their respective successors, permitted assigns, heirs and legal representatives, and to no other Person whomsoever.

          (d) No succession to, or assignment of, the interest of Buyer or Seller will be binding upon Escrow Agent unless and until written evidence of such succession or assignment, in form satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.

          (e) The Escrow Agent may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

          (f) In case any property held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ, order, judgment or decree will be made or entered by any court, or any order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any part thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order, judgment or decree, Escrow Agent will not be liable to Buyer, Seller or to any other Person by reason of such compliance in connection with such litigation, and will be entitled to reimburse itself therefor out of the Escrow Fund, and if Escrow Agent will be unable to reimburse itself from the Escrow Fund, Buyer and Seller jointly and severally agree to pay to Escrow Agent on demand its reasonable costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation, provided that such liability may be assigned between the Buyer and the Seller by the Arbitration Panel in an arbitration proceeding pursuant to Section 8.

          (g) Escrow Agent reserves the right to resign at any time by giving written notice of resignation to Buyer and Seller specifying the effective date thereof. Within thirty days after receiving such notice, Buyer and Seller jointly will appoint a successor escrow agent to which Escrow Agent may distribute the property then held hereunder, less Escrow Agent's reasonable costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and Buyer, on the one hand, and Seller (on behalf of all Connoisseur Sellers), on the other hand, will each be responsible for half of the reasonable costs, expenses and attorneys' fees which are incurred in connection with such proceeding.

          (h) Escrow Agent does not have any interest in the Letter of Credit or the Escrow Fund but is serving as escrow holder only and has only possession thereof. If any payments of income from the Escrow Fund will be subject to withholding regulations then in force with respect to United States Taxes, Buyer and Seller agree to provide Escrow Agent with appropriate forms for or with respect to such withholding. Each of the Buyer and Seller agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Fund or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. This Section 10(h) and Sections 10(a), 10(f) and 10(g) will survive notwithstanding any termination of this Agreement or Escrow Agent's resignation.

          (i) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this agreement.

          (j) Each of the Buyer and Seller agree, jointly and severally (i) to pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the attached fee schedule, which may be subject to change hereafter on an annual basis. Each of the Buyer and Seller agree, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the Escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

          (k) Notwithstanding anything herein to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrow Fund, the Escrow Agent may refrain from making such disbursement or distribution from the Escrow Fund, without liability, if and to the extent that there are any fees or expenses then due to the Escrow Agent pursuant hereto. upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursements or distributions.

          11..SELLER'S REPRESENTATIONS. The Seller represents and warrants to the Escrow Agent that it has irrevocable right, power and authority (i) to enter into and perform this Agreement and bind all of the Sellers to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that it deems appropriate under this Agreement.

          12. NOTICES AND WIRING INSTRUCTIONS. (a) All notices and other communications hereunder shall be in writing and be deemed to have been duly given if delivered or mailed by recognized overnight courier, certified or registered mail, postage prepaid, evidenced by a postal delivery receipt or by facsimile with proof of receipt, addressed as follows or to such other address(es) as the party in question party may specify from time to time in writing provided, however, that with respect to the Escrow Agent, notices and other communications shall be deemed to have been duly given only upon the Escrow Agent's actual receipt thereof:

              i.  if to Buyer, to:

                  Cumulus Broadcasting, Inc.
                  111 E. Kilbourn Avenue
                  Suite 2700
                  Milwaukee, WI  53202
                  Attention:  Terrence J. Leahy

                  Fax:        (414) 615-2880

              with a copy (which will not constitute notice hereunder) to:

                  Paul Hastings Janofsky & Walker
                  1299 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004-2400
                  Attention:    Bruce D. Ryan
                  Fax:          (202) 508-9700

              ii. if to Seller, to:

                  c/o Connoisseur Communications Partners, L.P.
                  136 Main Street
                  Westport, CT 06880
                  Attention:    Mr. Jeffrey Warshaw
                  Fax:          (203) 227-2373

              with a copy (which will not constitute notice hereunder) to:

                  ABRY Partners, Inc.
                  18 Newbury Street
                  Boston, Massachusetts 02116
                  Attention:    Peggy Koenig
                  Fax:          (617) 859-8797

                  and

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022-4675
                  Attention:    John Kuehn, Esq.
                  Fax:          (212) 446-4900

                  and

                  Continuity Partners, L.P.
                  c/o Tinicum Incorporated
                  800 Third Avenue
                  New York, NY  10022

                  Attention:    Seth Hendon, Esq.
                  Fax:          (212) 750-9264

             iii. if to Escrow Agent, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group/Corporate Trust
                  2 Avenue de Lafayette
                  Boston, MA  02111
                  Attention: Cumulus/Continuity Escrow
                  FAX:       (617) 662-1443

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto.

          (b) Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with
Section 12(a) above):

If to Buyer:

        Bank:  Bank One
        ABA #: 075 000 019
        A/C #: 618184766
        Milwaukee, WI
        Ref:  Cumulus Broadcasting, Inc.

If to Seller:

        Bank:  Chase Manhattan Bank
               184 Main Street
               Westport, CT  06880
        ABA #: 021000021
        A/C #: 468500025265
        Ref:  Connoisseur Communications Partners, L.P.

If to the Escrow Agent:

        Bank:  State Street Bank and Trust Company
        ABA #: 0110 0002 8

        A/C #: 123 623-010
        Attn:  Corporate Trust Department
        Ref:   Cumulus/Continuity Escrow

          13. ASSIGNMENT. No party may assign any of its rights or delegate any of its duties under this agreement without the consent of the other except that Buyer may assign its rights under this Agreement, in whole or in part, to any permitted assignee of Buyer under the Purchase Agreement.

          14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          15. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

          16. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

          17. ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the Buyer and Seller and supersede any prior understandings, agreements or representations by or between the Buyer and the Seller, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, this Agreement contains the entire agreement among the Buyer, Seller and Escrow Agent and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

          19. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even if under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          20. PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.

          21. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

          22. OTHER DEFINITIONAL PROVISIONS. The terms "hereof," "herein" and "hereunder" and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are references to Sections and clauses in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

          23. MODIFICATIONS. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

          24. FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          25. BINDING EFFECT. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

          26. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          27. MISCERTIFICATION. Each of Buyer and Seller shall be liable to one another for the consequences of any action taken by the Escrow Agent in reliance upon any certification made by it pursuant to this Agreement which is inaccurate in any respect.

          IN WITNESS WHEREOF, the parties hereto have executed this Pre-Closing Escrow Agreement on the day and year first above written.


BUYER:                                  SELLER:

CUMULUS BROADCASTING, INC.              CONTINUITY PARTNERS , L.P.

                                        By:  Connoisseur, Inc.
                                        Its: General Partner

By:                                     By:
    ----------------------------           ------------------------------
    Richard W. Weening,                    Jeffrey D. Warshaw, President

     Executive Chairman

ESCROW AGENT:

STATE STREET BANK AND TRUST COMPANY

By:
   -------------------------------
   Name:
   Title:

                                  FEE SCHEDULE

ACCEPTANCE FEE

An Acceptance Fee of $1,000 is payable upon execution hereof.

ANNUAL ESCROW FEE

An annual fee for ordinary services shall be payable in the amount of $3,500 per year or any part of a year (the "Annual Fee"). The Annual Fee for the first year shall be due and payable in advance, upon signing of the Escrow Agreement; thereafter the Annual Fee shall be payable each year in advance as billed. The Annual Fee shall be subject to adjustment by the Escrow Agent annually, upon notice.

INVESTMENT TRANSACTION FEE; SWEEP FEE; WIRE TRANSFER FEES

A per transaction charge to cover the purchase and sale of investments held in the escrow account under administration shall be charged as follows: $65.00 per buy/sell (the "Investment Transaction Fee"). The Investment Transaction Fee applies only to non-State Street Bank investments. A charge of 40 basis points per annum of the average daily net assets (the "Sweep Fee") will be charged on SSgA selected other money market funds. A wire transfer fee of $20.00 per wire (domestic) or $35.00 per wire (international), as applicable, shall be charged for each outgoing wire transfer. There is no charge for investments in State Street's Insured Money Market Account.

EXTRAORDINARY ADMINISTRATIVE EXPENSES

     In addition to the Annual Fee, fees for extraordinary services will be determined and charged by appraisal. Such services may include, but are not limited to, additional responsibilities and services incurred in case of default, or dispute or third party claim upon the escrow fund.

OUT OF POCKET EXPENSES

     Out-of-pocket expenses, such as but not limited to counsel fees and expenses, telephone, postage, insurance, shipping charges, outside investment charges and supplies, will be charged at cost.

                                    EXHIBIT A

                            FORM OF LETTER OF CREDIT

                                                                       EXHIBIT C

                            NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT made as of ___________ __, 2000 by and among Jeffrey D. Warshaw, an individual resident of the State of Connecticut ("Warshaw"), and Cumulus Broadcasting, Inc. a Nevada corporation ("Buyer")

          Warshaw is the Chief Executive Officer of Connoisseur Communications Partners, L.P., a Delaware limited partnership ("CCP").

          Buyer has agreed to acquire substantially all of the assets of CCP, its general partner ("Continuity") and their Subsidiaries pursuant to an Asset Purchase Agreement dated as of November 29, 1999 among Buyer, CCP, Continuity and such Subsidiaries (the "Purchase Agreement"). Each capitalized term that is used and not otherwise defined in this Agreement has the meaning that the Purchase Agreement assigns to such term.

          In order to induce Buyer and certain of its affiliates to consummate the purchase and sale pursuant to the Purchase Agreement, and as a condition to such consummation, Warshaw (who will derive substantial benefit from such purchase and sale) has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and the mutual benefits to be derived from this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. AGREEMENT NOT TO COMPETE. Warshaw covenants and agrees that, through June 30, 2001, he will not (a) within any radio broadcast market (as determined from time to time by the Arbitron Ratings Service) in which any Connoisseur Seller owns or operates a radio broadcast facility (including under an operating, joint sales, time brokerage or similar arrangement) on the date of this Agreement directly or indirectly, with or without compensation, enter into or engage in the business of radio broadcasting, or (b) solicit for employment any person (other than (i) any Excluded Employee,(ii) any person whose employment is terminated by, or at the direction of, Buyer, or (iii) any employee of any Connoisseur Seller who is primarily involved in the Headquarters Operations (as defined in the Purchase Agreement)) who was an employee of any Connoisseur Seller on the LMA Commencement Date.

     2. ACKNOWLEDGMENTS. Warshaw acknowledges that, in view of the nature of the business in which the Company and its subsidiaries are engaged, the restrictions contained in Section 1 (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of Buyer and its affiliates, and that any violation thereof would result in irreparable injuries to Buyer and its affiliates, and Warshaw therefore further acknowledges that, in the event Warshaw violates, or threatens to violate, any of such Restrictions, Buyer and its affiliates shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which Buyer or its affiliates may be entitled. If any of these covenants shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

     3. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     4. NO ASSIGNMENT. This Agreement shall not be assigned by Warshaw without the prior written consent of the Buyer and any attempted assignment without such prior written consent shall be null and void and without legal effect.

     5. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given when (i) delivered by hand or if mailed, by certified or registered mail, with postage prepaid; (ii) hand delivered; or (iii) sent overnight mail or overnight courier:

          (a) If to Warshaw, to Jeffrey D. Warshaw, 136 Main Street, Westport, Connecticut 06880, or such other person or place as Warshaw may specify by prior written notice to Buyer; or

          (b) If to Buyer, to Cumulus Broadcasting, Inc., 111 E. Kilbourn Avenue, Suite 2700, Milwaukee, WI 53202; Attention: Terrence J. Leahy to such other person or place as Buyer may specify by prior written notice to Warshaw.

     6. GOVERNING LAW. Except to the extent governed by federal law, this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law rules utilized in that jurisdiction.

     7. AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

     8. SEVERABILITY. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such enforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

     9. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     12. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                       *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be duly executed as of the day and year first above written.

                           Jeffrey D. Warshaw

                           CUMULUS BROADCASTING, INC.

                           By:

                           Its: